Exhibit 10.05

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS
DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED
WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE
CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.

CREDIT AGREEMENT
dated as of
November 22, 2011,
as amended as of May 10, 2013;
and as further amended and restated as of June 10, 2016
among
SHUTTERFLY, INC.,
The LENDERS Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________
JPMORGAN CHASE BANK, N.A.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
MORGAN STANLEY SENIOR FUNDING, INC.,
WELLS FARGO SECURITIES, LLC AND
U.S. BANK NATIONAL ASSOCIATION
as Joint Lead Arrangers and Joint Bookrunners

MORGAN STANLEY SENIOR FUNDING, INC. and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Syndication Agents

and

BANK OF AMERICA, N.A. AND
U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agents

SCHEDULES:

Schedule 1.01    —    Existing Letters of Credit
Schedule 2.01    —    Commitments
Schedule 3.11    —    Subsidiaries and Joint Ventures
Schedule 3.12    —    Insurance
Schedule 6.01    —    Existing Indebtedness
Schedule 6.02    —    Existing Liens
Schedule 6.04    —    Existing Investments
Schedule 6.10    —    Existing Restrictions

EXHIBITS:
Exhibit A     —    Form of Assignment and Assumption
Exhibit B     —    Form of Borrowing Request
Exhibit C     —    Form of Guarantee and Collateral Agreement
Exhibit D     —    Form of Compliance Certificate
Exhibit E    —    Form of Interest Election Request
Exhibit F    —    Form of Perfection Certificate
Exhibit G-1    —    Form of U.S. Tax Compliance Certificate for
        Foreign Lenders that are not Partnerships for U.S. Federal
        Income Tax Purposes
Exhibit G-2    —    Form of U.S. Tax Compliance Certificate for
        Foreign  Participants that are not Partnerships for
        U.S. Federal Income Tax Purposes
Exhibit G-3    —    Form of U.S. Tax Compliance Certificate for
        Foreign  Participants that are Partnerships for U.S. Federal
        Income Tax Purposes
Exhibit G-4    —    Form of U.S. Tax Compliance Certificate for
        Foreign  Lenders that are Partnerships for U.S. Federal
        Income Tax Purposes

CREDIT AGREEMENT dated as of November 22, 2011, as Amended as of May 10, 2013 and as Amended and Restated as of June 10 2016, among SHUTTERFLY, INC., a Delaware corporation, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The Borrower (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) has requested and the Lenders have agreed, on the terms and subject to the conditions set forth herein, to amend and restate the Existing Credit Agreement.

Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate.
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified; provided that for purposes of Section 6.09, the term “Affiliate” also means any Person that is a director or an executive officer of the Person specified.
“Aggregate Commitment” means the sum of the Commitments of all the Lenders.
“Aggregate Revolving Exposure” means the sum of the Revolving Exposures of all the Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1.00% per annum; provided, that for purposes of this definition, Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or, if the LIBO Screen Rate is not available for such one month maturity, the Interpolated Rate) at approximately 11:00 a.m., London time, on such day for deposits in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery, corruption or money laundering.
“Applicable Percentage” means, at any time, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment at such time. If all the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurocurrency Loan, or with respect to the commitment fees payable hereunder, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b); provided that until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(b) as of and for the fiscal quarter ending June 30, 2016, the Applicable Rate shall be no less than that set forth in Category 3:

Category	Leverage Ratio	Commitment Fee Rate	Eurocurrency Spread	ABR Spread
1	>2.50	0.400%	2.250%	1.250%
2	> 2.00 and ≤ 2.50	0.350%	2.000%	1.000%
3	> 1.00 and ≤ 2.00	0.300%	1.750%	0.750%
4	≤ 1.00	0.250%	1.500%	0.500%
For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, if the Borrower fails to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, the Applicable Rate shall thereafter be based on the rates per annum set forth in Category 1 until the delivery of such financial statements.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means each of JPMorgan Chase Bank, N.A., means each of JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC and U.S. Bank National Association, in its capacity as a joint lead arranger and joint bookrunner for the credit facilities provided for herein.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Shutterfly, Inc., a Delaware corporation.
“Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 or 2.04, as applicable, which shall be, in the case of any such written request, in the form of Exhibit B or any other form approved by the Administrative Agent.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on the date hereof; the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP as in effect on the date hereof, and the final maturity of such obligations shall be the date of the last payment of such amounts due under such lease (or other arrangement) prior to the first date on which such lease (or other arrangement) may be terminated by the lessee without payment of a premium or a penalty. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code and (b) each subsidiary of any such controlled foreign corporation.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder) of Equity Interests in the Borrower representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Borrower or (b) occupation of a majority of the seats (excluding vacant seats) on the board of directors of the Borrower by persons who were not (i) directors of the Borrower on the date hereof, (ii) nominated by the board of directors of the Borrower, (iii) appointed by directors who were directors of the Borrower on the date hereof or were nominated as provided in clause (ii) above or (iv) approved by the board of directors of the Borrower as director candidates prior to their election to such board of directors.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.
“Charges” has the meaning assigned to such term in Section 9.13.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Loans of any new Class established pursuant to Section 2.19 or 2.20 and (b) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.
“Collateral Agreement” means an amended and restated Guarantee and Collateral Agreement among the Borrower, the other Loan Parties and the Administrative Agent, substantially in the form of Exhibit C, together with all supplements thereto.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a) the Administrative Agent shall have received from the Borrower and each Designated Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Restatement Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with documents and opinions of the type referred to in paragraphs (b) and (c) of Section 4.01 with respect to such Designated Subsidiary;
(b) all Equity Interests in any Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement and, in the case of Equity Interests in any Foreign Subsidiary, where the Administrative Agent so requests in connection with the pledge of such Equity Interests, a Foreign Pledge Agreement (provided that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any CFC), and the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;
(c) (i) all Indebtedness of the Borrower and each Subsidiary and (ii) all Indebtedness of any other Person in a principal amount of $1,000,000 or more that, in each case, is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;
(d) all documents and instruments, including Uniform Commercial Code financing statements, required by applicable law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;
(e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted under Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors, and (iv) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property;
(f) the Administrative Agent shall have received a counterpart, duly executed and delivered by the applicable Loan Party and the applicable depositary bank or securities intermediary, as the case may be, of a Control Agreement with respect to (i) each deposit account maintained by any Loan Party with any depositary bank, other than any Excluded Deposit Account, and (ii) each securities account maintained by any Loan Party with any securities intermediary, other than any Excluded Securities Account; and
(g) each Loan Party shall have obtained all landlord, warehouseman, agent, bailee and processor acknowledgments required to be obtained by it pursuant to the Collateral Agreement and all other consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder (it being understood that, in the case of any landlord acknowledgement or collateral access agreement, no Default shall result to the extent the Borrower and the Loan Parties shall have been unable to obtain such acknowledgement or agreement notwithstanding their having diligently endeavored, using all commercially reasonable efforts, to obtain the same).
The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, or the delivery of any Foreign Pledge Agreement, or the delivery of landlord, warehouseman, agent, bailee and processor acknowledgments, if and for so long as the Administrative Agent, in consultation with the Borrower, determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Borrower and its Affiliates (including the imposition of withholding or other material Taxes)), or delivering such Foreign Pledge Agreements or landlord, warehouseman, agent, bailee and processor acknowledgments, shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Restatement Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Restatement Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents. Notwithstanding anything in paragraph (e) of this definition, in the event that any Loan Party shall acquire a Mortgaged Property, the Borrower shall promptly notify the Administrative Agent, which shall in turn post such notice for the Lenders, and the Borrower shall not subject such Mortgaged Property to a Mortgage until the later of (i) the 20th day after such notice shall have been so posted and (ii) if, during such 20 day period, any Lender shall have requested additional time to complete due diligence with respect to compliance with applicable flood insurance requirements, such later date on which such Lender shall advise the Borrower and the Administrative Agent that such due diligence has been satisfactorily completed.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Commitment Agreement pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $200,000,000.

“Commitment Letter” means the Commitment Letter dated May 9, 2016, among JPMorgan Chase Bank, N.A. and the Borrower.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S. C. § et seq.), as amended from time to time, and any successor statute.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.
“Compliance Certificate” means a Compliance Certificate in the form of Exhibit D or any other form approved by the Administrative Agent.
“Confidential Information Memorandum” means the Confidential Information Memorandum dated May 2016, relating to the credit facilities provided for herein.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus
(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:
(i) Consolidated Interest Expense for such period;
(ii) consolidated income tax expense for such period;
(iii) all amounts attributable to depreciation or to amortization of intangible assets or other capitalized assets for such period;
(iv) any non-cash charges for such period (including (A) any non-cash expenses for such period resulting from the grant or modification of stock options or other equity-based incentives to any director, officer or employee of the Borrower or any Subsidiary pursuant to a written plan or agreement approved by the board of directors of the Borrower, (B) any losses attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement and (C) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements, but excluding any such non-cash charges (1) consisting of additions to bad debt reserves or bad debt expense, (2) in respect of items paid in cash, but not reducing Consolidated Net Income, in any prior period and (3) resulting from the write-down or write-off of inventory);

(v) cash charges incurred in such period that are (A) incurred in connection with acquisitions permitted by Section 6.4, (B) extraordinary charges, or (C) incurred in connection with restructuring or litigation, provided that the aggregate amount of all cash charges added back pursuant to this clause (v) shall not exceed $10,000,000 in any period of four consecutive fiscal quarters; and
(vi) the cumulative effect of any change in accounting principles;

provided that any cash payment made with respect to any non-cash items added back in computing Consolidated EBITDA for any prior period pursuant to this clause (a) (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; and minus
(b) without duplication and to the extent included in determining such Consolidated Net Income,
(i) any non-cash items of income for such period (but excluding any such non-cash items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) that represent the reversal of any accrual for, or cash reserves for, anticipated cash charges in any period), all determined on a consolidated basis in accordance with GAAP;
(ii) any gains attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement;
(iii) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements; and
(iv) the cumulative effect of any change in accounting principles;
provided further that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition, or any exclusive license, of assets by the Borrower or any of its consolidated Subsidiaries, other than dispositions of inventory and other dispositions and licenses in the ordinary course of business. All amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of a Financial Officer of the Borrower, attributable to any Subsidiary that is not wholly-owned by the Borrower, shall be reduced by the portion thereof that is attributable to the noncontrolling interest in such Subsidiary. For purposes of calculating Consolidated EBITDA for any period to determine the Leverage Ratio and the Fixed Charge Coverage Ratio, if during such period the Borrower or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b).
“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (a) Consolidated Interest Expense for such period, (b) the aggregate amount of scheduled principal payments made or required to be made during such period in respect of Long‑Term Indebtedness (other than the Convertible Notes), of the Borrower and its consolidated Subsidiaries (other than payments made by the Borrower or any Subsidiary to the Borrower or a Subsidiary), (c) the aggregate amount of principal payments (other than scheduled principal payments) made during such period in respect of Long‑Term Indebtedness (other than the Convertible Notes) of the Borrower and its consolidated

Subsidiaries (other than payments made by the Borrower or any Subsidiary to the Borrower or a Subsidiary), to the extent that such payments reduced any scheduled principal payments that would have become due within one year after the date of the applicable payment, (d) the principal component of the aggregate amount of payments made or required to be made in respect of Capital Lease Obligations of the Borrower and its consolidated Subsidiaries during such period, determined in accordance with GAAP and (e) Consolidated Rental Expense for such period.
“Consolidated Interest Expense” means, for any period, the sum, without duplication, of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (but excluding non-cash interest expense attributable to Convertible Notes or Other Convertible Notes under ASC 470-20 or any successor accounting pronouncement), (b) the dividends paid on Disqualified Equity Interests for such period and (c) any interest or other financing costs becoming payable during such period in respect of Indebtedness of the Borrower or its consolidated Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in consolidated interest expense for such period in accordance with GAAP.
“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication (a) the income of any Person (other than the Borrower) that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Borrower or, subject to clauses (b) and (c) below, any other consolidated Subsidiary during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary (other than the Borrower or any Subsidiary Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained (it being agreed that any amounts excluded as a result of the absence of any such approval of a Governmental Authority, including amounts in respect of any prior period, shall increase Consolidated Net Income in any period during which such approval shall be obtained) or is not permitted by the operation of the terms of the organizational documents of such Subsidiary, any agreement or other instrument binding upon the Borrower or any Subsidiary or any law applicable to the Borrower or any Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions has been legally and effectively waived, and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary that is not wholly-owned by the Borrower to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary.
“Consolidated Rental Expense” means, for any period, the aggregate payments made or required to be made by the Borrower and its consolidated Subsidiaries in respect of rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, during such period, determined on a consolidated basis in accordance with GAAP; provided that (i) Consolidated Rental Expense for any period of four fiscal quarters shall be reduced by up to $1,000,000 of rental income of the Borrower earned during such period and (ii) Consolidated Rental Expense shall not include obligations that constitute Capital Lease Obligations under GAAP as in effect on the date of this Agreement.
“Consolidated Senior Secured Indebtedness” means, at any date, (a) the amount of Consolidated Total Indebtedness minus (b) the amount of Consolidated Total Indebtedness consisting of Indebtedness that is not (i) secured by any Lien on any assets of the Borrower or any Subsidiary or (ii) Guaranteed by any Subsidiary that is not a Subsidiary Loan Party. Consolidated Senior Secured Indebtedness shall include the Indebtedness under this Agreement.
“Consolidated Total Assets” means, as of any date, the consolidated total assets of the Borrower and its consolidated Subsidiaries as of the end of the most recent quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, prior to the first delivery of any such financial statements, as of March 31, 2016).
“Consolidated Total Indebtedness” means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness or Indebtedness initially issued at a deep discount) as reflected on such balance sheet to be above or below the stated principal amount of such Indebtedness), and (b) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means, with respect to any deposit account or securities account maintained by any Loan Party, a control agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by such Loan Party and the depositary bank or the securities intermediary, as the case may be, with which such account is maintained.
“Convertible Notes” means, the 0.25% Convertible Senior Notes due 2018 issued by the Borrower on May 20, 2013, and the Indebtedness represented thereby.

“Credit Party” means the Administrative Agent, the Issuing Bank and each Lender.
“Declining Lenders” has the meaning set forth in Section 2.20.
“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied; (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after request by a Credit Party made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.
“Designated Subsidiary” means each Subsidiary other than (i) any Subsidiary that is a CFC and (ii) any Subsidiary that is not a Material Subsidiary. The term “Designated Subsidiary” shall include any Subsidiary designated as such pursuant to Section 5.03(b).
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or
(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Borrower or any Subsidiary, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date 180 days after the Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination or expiration of the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Documentation Agent” means each of Bank of America, N.A. and U.S. Bank National Association, in its capacity as documentation agent for the credit facilities provided for herein.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country

(including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person or the Borrower, any Subsidiary or any other Affiliate of the Borrower.
“Environmental Laws” means all rules, regulations, codes, ordinances, judgments, orders, decrees, permits and other laws, and all injunctions, notices or binding agreements, issued, promulgated or entered into by or with any Governmental Authority and relating in any way to the environment, to preservation or reclamation of natural resources, to the management, Release or threatened Release of any Hazardous Material or to related health or safety matters.
“Environmental Liability” means any liability, obligation, loss, claim, action, order, fine, penalty or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided, however, that the Convertible Notes and Other Convertible Notes shall not constitute Equity Interests of the Borrower.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived,

(c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (h) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, any Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning set forth in Article VII.
“Exchange Act” means the United States Securities Exchange Act of 1934.
“Existing Revolving Maturity Date” has the meaning set forth in Section 2.20.
“Excluded Deposit Accounts” means (a) any deposit account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses (including payroll taxes) in the ordinary course of business, (b) any deposit account that is a zero-balance disbursement account, (c) any deposit account the funds in which consist solely of (i) funds held by the Borrower or any Subsidiary in trust for any director, officer or employee of the Borrower or any Subsidiary or any employee benefit plan maintained by the Borrower or any Subsidiary or (ii) funds representing deferred compensation for the directors and employees of the Borrower and the Subsidiaries, (d) any deposit account the funds in which consist solely of cash earnest money deposits or funds deposited under escrow or similar arrangements in connection with any letter of intent or purchase agreement for a Permitted Acquisition or any other transaction permitted hereunder and (e) deposit accounts the aggregate daily balance in which does not at any time exceed $1,000,000 for all such accounts.

“Excluded Securities Accounts” means any securities account the securities entitlements in which consist solely of (a) securities entitlements held by the Borrower or any Subsidiary in trust for any director, officer or employee of the Borrower or any Subsidiary or any employee benefit plan maintained by the Borrower or any Subsidiary or (b) securities entitlements representing deferred compensation for the directors and employees of the Borrower and the Subsidiaries.
“Excluded Swap Obligation” means, with respect to any Subsidiary Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee by such Subsidiary Loan Party of, or the grant by such Subsidiary Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule or regulation promulgated thereunder or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Subsidiary Loan Party becomes effective with respect to such Swap Obligation or such Swap Obligations become secured by such security interest.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means the Credit Agreement dated as of November 22, 2011, as amended as of May 10, 2013, among the Company, the lenders party thereto and the Administrative Agent, as in effect immediately prior to the Restatement Effective Date.
“Existing Letter of Credit” means each letter of credit issued for the account of the Borrower under the Existing Credit Agreement that (a) is outstanding on the Restatement Effective Date and (b) is listed on Schedule 1.01.

“Extending Lender” has the meaning set forth in Section 2.20.
“Extension Agreement” means an Extension Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Extending Lenders, effecting an Extension Permitted Amendment and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.20.
“Extension Offer” has the meaning set forth in Section 2.20.
“Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, approved by the Required Lenders and effected in connection with an Extension Offer pursuant to Section 2.20, providing for a one year extension of the Maturity Date applicable to the Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, (a) a change in the rate of interest accruing on such Extended Loans, (b) a change in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments and/or (c) an addition of any affirmative or negative covenants applicable to the Borrower and the Subsidiaries; provided that any such additional covenant with which the Borrower and the Subsidiaries shall be required to comply for the benefit of the Extending Lenders shall also be for the benefit of all other Lenders.
“Extension Request Class” has the meaning set forth in Section 2.20.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement
“Fee Letter” means the fee letter dated May 9, 2016, among JPMorgan Chase Bank, N.A. and the Borrower.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“Fixed Charge Coverage Ratio” means the ratio of (a) Consolidated EBITDA to (b) Consolidated Fixed Charges, in each case for any period of four consecutive fiscal quarters.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Pledge Agreement” means a pledge or charge agreement granting a Lien on Equity Interests in a Foreign Subsidiary to secure the Secured Obligations, governed by the law of the jurisdiction of organization of such Foreign Subsidiary and in form and substance reasonably satisfactory to the Administrative Agent.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof.
“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by the chief financial officer of the Borrower)).
“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries, and no agreement entered into as part of a Permitted Call Spread Hedging Transaction, shall be a Hedging Agreement.
“Immaterial Acquisition” means one or more purchases or other acquisitions involving an aggregate total consideration not in excess of $25,000,000.
“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment.
“Incremental Commitment Agreement” means an Incremental Commitment Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments or Incremental Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.19.
“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender.
“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Commitment Agreement and Section 2.19, to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Commitment Agreement.
“Incremental Revolving Commitment Effective Date” has the meaning set forth in Section 2.19.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.
“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Commitment Agreement and Section 2.19, to make Incremental Term Loans hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans to be made by such Lender.
“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Borrower pursuant to Section 2.19.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (including payments in respect of non-competition agreements or other arrangements accounted for as acquisition consideration under GAAP, in each case entered into in connection with an acquisition, but excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of the Borrower or any Subsidiary, (iii) for the avoidance of doubt, financing, construction or other similar liabilities arising pursuant to of EITF 97-10 (ASC 840) or any successor accounting pronouncement and not reflecting any obligation to any other Person and (iv) any purchase price adjustment or earn-out incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment or earn-out becomes fixed and determined), (e) all Capital Lease Obligations of such Person, (f) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests, (i) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person and (j) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 9.03(b).
“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.06, which shall be, in the case of any such written request, in the form of Exhibit E or any other form approved by the Administrative Agent.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if agreed to by each Lender, any other number of months not more than twelve months thereafter), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Screen Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable LIBO Screen Rate for the longest maturity for which a LIBO Screen Rate is available that is shorter than such Interest Period and (b) the applicable LIBO Screen Rate for the shortest maturity for which a LIBO Screen Rate is available that is longer than such Interest Period, in each case at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Investment” means, with respect to a specified Person, any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined in good faith by the chief financial officer of the Borrower)) in, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any Person shall be the fair value (as determined in good faith by the chief financial officer of the Borrower) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined in good faith by the chief financial officer of the Borrower) of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) in any other Person resulting from the issuance by such other Person of its Equity Interests to the specified Person shall be the fair value (as determined in good faith by the chief financial officer of the Borrower) of such Equity Interests at the time of the issuance thereof.
“IP Security Agreements” has the meaning set forth in the Collateral Agreement.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means JPMorgan Chase Bank, N.A. in its capacity as an issuer of Letters of Credit hereunder. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that the Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.04 with respect to such Letters of Credit).
“Joint Venture” means a corporation, partnership or other Person (other than a Subsidiary) jointly owned by the Borrower or a Subsidiary and one or more Persons that are not Affiliates of the Borrower for the purpose of engaging in any business in which the Borrower would be permitted to engage under Section 6.03(b).
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit remaining available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a subsidiary.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Commitment Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement (including each Existing Letter of Credit), other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.
“Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided, that if no LIBO Screen Rate shall be available at such time for such Interest Period but LIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate. Notwithstanding the foregoing, if the LIBO Rate, determined as provided above, would otherwise be less than zero, then the LIBO Rate shall be deemed to be zero for all purposes.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in dollars (for delivery on the first day of such Interest Period) for a period equal in length to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01 or LIBOR 02) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or similar encumbrance on, in or of such asset, including any agreement to provide any of the foregoing, and any restricted deposit arrangement entered into for the purpose of making deposited cash or Permitted Investments available to satisfy any Indebtedness or other obligation ahead of the claims of other creditors, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidity Amount” means, at any time, the sum of (a)(i) the total aggregate amount of the Commitments then in effect minus (ii) the total aggregate amount of the Revolving Exposures and (b) Unrestricted Cash.
“Loan Documents” means this Agreement, the Incremental Commitment Agreements, the Extension Agreements, the Collateral Agreement, the other Security Documents and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.08(c).
“Loan Document Obligations” has the meaning set forth in the Collateral Agreement.
“Loan Parties” means the Borrower and each Subsidiary Loan Party.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.
“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets (or all or substantially all the assets constituting a business unit, division, product line or line of business) of any Person; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earn-out or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $50,000,000.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document or (c) the rights of or remedies available to the Lenders under any Loan Document.
“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Borrower or any Subsidiary or (b) assets comprising all or substantially all the assets (or all or substantially all the assets constituting a business unit, division, product line or line of business) of any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earn-out or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $50,000,000.
“Material Indebtedness” means Indebtedness (other than under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount of $25,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Material Subsidiary” means each Subsidiary (a) the consolidated total assets of which equal 5% or more of the consolidated total assets of the Borrower or (b) the consolidated revenues of which equal 5% or more of the consolidated revenues of the Borrower, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first delivery of any such financial statements, as of the end of or for the period of four consecutive fiscal quarters of the Borrower most recently ended prior to the date of this Agreement); provided that if at the end of or for any such most recent period of four consecutive fiscal quarters the combined consolidated total assets or combined consolidated revenues of all Subsidiaries (other than CFCs) that under clauses (a) and (b) above would not constitute Material Subsidiaries shall have exceeded 10% of the consolidated total assets of the Borrower or 10% of the consolidated revenues of the Borrower, then one or more of such excluded non-CFC Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts of their consolidated total assets or consolidated revenues, as the case may be, until such excess shall have been eliminated.
“Maturity Date” means the earlier of (a) June 10, 2021, as such date may be extended in accordance with Section 2.20, and (b) the 91st day prior to the maturity of the Convertible Notes, unless on such date (A) the Convertible Notes shall have been converted to common equity of the Borrower, repurchased, repaid, or refinanced such that an aggregate principal amount of not more than $75,000,000 of such Convertible Notes remains outstanding or (B) the Liquidity Amount shall be not less than the Minimum Liquidity Amount and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower confirming the satisfaction of the condition set forth in clause (A) or (B), as applicable.
“Maximum Rate” has the meaning set forth in Section 9.13.
“Minimum Liquidity Amount” means, on any date, the sum of (a) the aggregate principal amount of outstanding Convertible Notes (net of any cash irrevocably deposited with the Convertible Notes trustee to provide for the payment of the Convertible Notes on such date) plus (b) $150,000,000.
“MNPI” means material information concerning the Borrower and the Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.
“Mortgaged Property” means each parcel of real property owned in fee by a Loan Party, and the improvements thereto, that (together with such improvements) has a book or fair value of $5,000,000 or more.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that has been maintained, sponsored or contributed to the Borrower, any Subsidiary or any ERISA Affiliate.
“Net Cash Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include cash equivalents) proceeds received in respect of such event, including any cash received in respect of any non-cash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all fees and out‑of‑pocket expenses paid in connection with such event by the Borrower and the Subsidiaries to Persons that are not Affiliates of the Borrower, (ii) in the case of a sale, transfer, lease or other disposition (including pursuant to a Sale/Leaseback Transaction), or an exclusive license, of an asset, the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset and (iii) the amount of all taxes paid (or estimated in good faith to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) estimated in good faith to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to the occurrence of such event (as determined in good faith by the chief financial officer of the Borrower). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.
“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).
“OFAC” means the United States Treasury Department Office of Foreign Assets Control.
“Other Convertible Notes” means Indebtedness of the Borrower that is convertible into common stock of the Borrower (and cash in lieu of fractional shares) and/or, at the option of the Borrower, in cash (in an amount determined by reference to the price of such common stock).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).
“Outstanding Borrowings” has the meaning set forth in Section 2.19.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Participant Register” has the meaning set forth in Section 9.04(c).
“Participants” has the meaning set forth in Section 9.04(c).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Perfection Certificate” means a certificate in the form of Exhibit F or any other form approved by the Administrative Agent.
“Permitted Acquisition” means the purchase or other acquisition, in one transaction or a series of related transactions, by the Borrower or any wholly-owned Subsidiary Loan Party of all the outstanding Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets of a business unit, division, product line or line of business of) any Person if (a) in the case of any purchase or other acquisition of Equity Interests in a Person, (i) such Person (and each subsidiary of such Person other than subsidiaries accounting for not more than 25% of the consolidated assets or revenues of such Person at the end of and for the most recently completed four fiscal quarters of such Person) is organized under the laws of, and substantially all its assets (or the assets of such division or line of business, as the case may be) are located in, the United States of America, any State thereof or the District of Columbia and (ii) upon the consummation of such acquisition, such Person will be a wholly-owned Subsidiary that is a Domestic Subsidiary (including as a result of a merger or consolidation between any Subsidiary and such Person); provided, that if subsidiaries of such Person account for more than 25% of the consolidated assets or revenues of such Person at the end of and for the most recently completed four fiscal quarters of such Person, such acquisition may nevertheless constitute a Permitted Acquisition if a Specified Foreign Acquisition for consideration equal to the Excess Foreign Amount (as defined below) could at the time be made under Section 6.04(m) (and the basket for Specified Foreign Acquisitions in such Section 6.04(m) will be deemed for all purposes of this Agreement to be utilized in an amount equal to such Excess Foreign Amount) or (b) in the case of any purchase or other acquisition of other assets, such assets will be owned by the Borrower or a wholly-owned Subsidiary Loan Party; provided that (i) such purchase or acquisition was not preceded by, or consummated pursuant to, an unsolicited tender offer or proxy contest initiated by or on behalf of the Borrower or any Subsidiary, (ii) all transactions related thereto are consummated in accordance with applicable law, (iii) the business of such Person, or such assets, as the case may be, constitute a business permitted under Section 6.03(b), (iv) with respect to each such purchase or other acquisition (other than an acquisition, through merger or share purchase, of all of the outstanding Equity Interests in a Person that is not, following such acquisition, a Material Subsidiary), all actions required to be taken with respect to each newly created or acquired Subsidiary or assets in order to satisfy the requirements set forth in the definition of “Collateral and Guarantee Requirement” shall have been taken (or arrangements for the taking of such actions satisfactory to the Administrative Agent shall have been made) and (v) at the time of and immediately after giving effect to any such purchase or other acquisition and any related incurrence of Indebtedness, (A) no Default shall have occurred and be continuing, (B) either (1) such purchase or acquisition constitutes an Immaterial Acquisition or (2) after giving effect to such purchase or acquisition, and any related incurrence or repayment of Indebtedness, on a pro forma basis in accordance with Section 1.04(b), the Borrower shall be in compliance with the covenants set forth in Sections 6.11 and 6.12 (assuming, for purposes of Section 6.11, that the maximum Leverage Ratio then permitted under such Section is .25 to 1.00 lower than the ratio at the time applicable under such Section and (C) in the case of a purchase or acquisition involving total consideration in excess of $50,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (v)(B) above. For purposes of this definition, “Excess Foreign Amount” means, with respect to any acquisition, a percentage of the total consideration paid in such acquisition equal to the greater of (1) the difference (if positive) between (A) the percentage of the book value of the consolidated assets of the acquired Person represented by the combined assets of the foreign subsidiaries of such Person at the end of the most recently completed fiscal quarter of such Person for which financial statements are available minus (B) 25%, and (2) the difference (if positive) between (A) the percentage of the consolidated revenues of the acquired Person represented by the combined revenues of the foreign subsidiaries of such Person for the most recently completed four fiscal quarters of such Person for which financial statements are available minus (B) 25%.
“Permitted Call Spread Hedging Transaction” means (a) an agreement pursuant to which the Borrower acquires a call or a capped call option requiring the counterparty thereto to deliver to the Borrower shares of common stock in the Borrower, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) an agreement pursuant to which the Borrower issues to the counterparty thereto warrants to acquire common stock of the Borrower, in each case under clauses (a) and (b), entered into by the Borrower substantially concurrently with an issuance of convertible notes; provided that (i) the terms, conditions and covenants of each such agreement shall be such as are typical and customary for agreements of such type (as determined by the board of directors of the Borrower in good faith) and (ii) in the case of clause (b) above, such agreement would be classified as an equity instrument in accordance with EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, or any successor thereto (including pursuant to the Accounting Standards Codification), and the settlement of such agreement does not require the Borrower to make any payment in cash or cash equivalents that would disqualify such agreement from so being classified as an equity instrument.
“Permitted Encumbrances” means:
(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.06;
(b) carriers’, warehousemen’s, landlords’, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;
(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(d) pledges and deposits made (i) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII and deposits securing appeal and other surety bonds related to any such judgments;
(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts and financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Subsidiary in excess of those required by applicable banking regulations;
(h) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases or consignments or similar arrangements;
(i) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement not prohibited by this Agreement; and
(j) Liens that are contractual rights of set-off; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Investments” means:
(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within two years from the date of acquisition thereof;
(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A1 by S&P or P1 by Moody’s;
(c) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within one year from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) money market funds that (i) comply with the criteria set forth in Rule 2a‑7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000;
(f) investments in debt securities of issuers organized in the United States of America or any political subdivision thereof and maturing within two years from the date of acquisition thereof that are rated at least A2 by S&P or A by Moody’s; provided that the aggregate amount of investments permitted under this clause (f) at any time shall not exceed 5% of the aggregate Permitted Investments of the Borrower and the Subsidiaries; and
(g) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.
“Permitted Unsecured Indebtedness” means unsecured Indebtedness of the Borrower and Guarantees thereof by any Loan Party; provided that (a) the stated final maturity of such Indebtedness shall not be earlier than 91 days after the Maturity Date, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the date that is 91 days after the Maturity Date, (b) such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an asset disposition or an event of loss) prior to the date 91 days after the Maturity Date, (c) such Indebtedness contains terms and conditions (excluding interest rate, fees and other pricing terms, premiums and optional prepayment or optional redemption provisions) that are market terms on the date such Indebtedness is incurred or are not materially more restrictive, taken as a whole, than the covenants and events of default contained in this Agreement (in each case as determined in good faith by the chief financial officer of the Borrower), (d) such Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that is not a Loan Party, (e) such Indebtedness shall not be secured by any Lien on any asset of the Borrower or any Subsidiary, (f) at the time of and immediately after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, no Default shall have occurred and be continuing and (g) after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof on a pro forma basis in accordance with Section 1.04(b), the Borrower shall be in compliance with the covenants set forth in Sections 6.11 and 6.12 (assuming for purposes of Section 6.11, that the maximum Leverage Ratio then permitted under clause (a) of Section is .25 to 1.00 lower than the ratio at the time applicable under such clause).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning set forth in Section 9.01(d).
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.
“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.
“Recipient” means the Administrative Agent, any Lender or the Issuing Bank, as applicable.
“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) other than in the case of a refinancing of the Convertible Notes permitted under Section 6.01(a)(xiii), the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and fees, premium and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the stated final maturity of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date 91 days after the Maturity Date in effect on the date of such extension, renewal or refinancing; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of the Borrower if the Borrower shall not have been an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of such Subsidiary or of the Borrower only to the extent of their obligations in respect of such Original

Indebtedness; (e) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent; provided, that solely for purposes of Section 6.01(a)(xiii), the term “Refinancing Indebtedness” shall exclude Indebtedness that has a stated final maturity, or that is required to be repaid, prepaid, redeemed, repurchased or defeased (other than under the circumstances referred to in the parenthetical in clause (c) of this definition) prior to the date 91 days after the Maturity Date in effect on the date such Indebtedness is incurred.
“Register” has the meaning set forth in Section 9.04(b).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.
“Required Lenders” means, at any time, Lenders having Revolving Exposures and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and aggregate unused Commitments at such time.
“Responsible Officer” of any Person means any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.
“Restatement Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancelation or termination of, or any other return of capital with respect to, any Equity Interests in the Borrower or any Subsidiary.
“Revolving Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and such Lender’s LC Exposure at such time.
“Revolving Loan” means a Loan made pursuant to Section 2.01.
“S&P” means Standard & Poor’s Rating Services, a division of McGraw Hill Financial, and any successor to its rating agency business.
“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Borrower or any Subsidiary whereby the Borrower or such Subsidiary sells or transfers such property to any Person and the Borrower or any Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.
“Sanctioned Country” means, at any time, a country, region or territory that is itself the subject or target of any Sanctions (at the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating an establishment, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any Person or Persons described in the preceding clauses (a) and (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the United States Securities and Exchange Commission.
“Secured Obligations” has the meaning set forth in the Collateral Agreement.
“Secured Parties” has the meaning set forth in the Collateral Agreement.
“Securities Act” means the United States Securities Act of 1933.
“Security Documents” means the Collateral Agreement, the Foreign Pledge Agreements, the IP Security Agreements, the Mortgages, the Control Agreements
and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.03 or 5.12 to secure the Secured Obligations.
“Senior Secured Leverage Ratio” means, on any date, the ratio of (a) Consolidated Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on or most recently prior to such date.
“Specified Foreign Acquisition” means any purchase or other acquisition that would constitute a Permitted Acquisition but for the fact that (a) such purchase or acquisition is made by a Foreign Subsidiary that is not a Loan Party and/or (b)(i) the requirements of clause (a) of the definition of “Permitted Acquisition” (other than the requirement that the Person whose Equity Interests are acquired become a wholly-owned Subsidiary) are not satisfied or (ii) in the case of any purchase or other acquisition of other assets, such assets will be owned by a Foreign Subsidiary that is not a Loan Party.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is subordinated in right of payment to any other Indebtedness of such Person.
“Subsequent Borrowings” has the meaning set forth in Section 2.19.
“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower.
“Subsidiary Loan Party” means each Subsidiary that is a party to the Collateral Agreement.
“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Syndication Agent” means each of Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, in its capacity as syndication agent for the credit facilities provided for herein.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the creation of the Guarantees and Liens provided for in the Loan Documents.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“Unrestricted Cash” means cash and Permitted Investments owned by the Borrower or any Domestic Subsidiary and not subject to any Lien in favor of any creditor (other than Liens created under the Loan Documents and Permitted Encumbrances described in clauses (a), (g) or (j) of the definition of such term).
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.15(f)(ii)(B)(3).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
“Weighted Average Yield” means, with respect to any Loan, the weighted average yield to stated maturity of such Loan based on the interest rate or rates applicable thereto and giving effect to all upfront or similar fees or original issue discount payable to the Lenders advancing such Loan with respect thereto and to any interest rate “floor”. Determinations of the Weighted Average Yield of any Loans for purposes of Section 2.19 shall be made by the Administrative Agent in a manner determined by it to be consistent with accepted financial practice, and any such determination shall be conclusive, absent manifest error.
“wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Loan” or “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan” or “Eurocurrency Revolving Borrowing”).
SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) .Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein, (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) that values any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (C) without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.
(b) All pro forma computations required to be made hereunder giving effect to any Material Acquisition, Material Disposition, Permitted Acquisition or other transaction (i) shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether such Material Acquisition, Material Disposition, Permitted Acquisition or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or
5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04) and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of 12 months).
SECTION 1.05. Status of Obligations. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Loan Document Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Loan Document Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
ARTICLE II
The Credits
SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans in dollars to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Commitment or the Aggregate Revolving Exposure exceeding the Aggregate Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
SECTION2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b) Subject to Section 2.12, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Restatement Effective Date must be made as ABR Borrowings unless the Borrower shall have given the notice required for a Eurocurrency Borrowing under Section 2.03 and provided an indemnity letter, in form and substance reasonably satisfactory to the Administrative Agent, extending the benefits of Section 2.14 to Lenders in respect of such Borrowings. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (or such greater number as may be agreed to by the Administrative Agent) Eurocurrency Borrowings outstanding.
(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Eurocurrency Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 10:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Restatement Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i) the aggregate amount of such Borrowing;
(ii) the date of such Borrowing, which shall be a Business Day;
(iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the account of the Borrower to which funds are to be disbursed or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f), the identity of the Issuing Bank that made such LC Disbursement.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04. Letters of Credit. (a).General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, denominated in dollars and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period, and the Issuing Bank may, in its discretion, agree to issue such Letters of Credit. Notwithstanding anything contained in any letter of credit application furnished to the Issuing Bank in connection with the issuance of any Letter of Credit, (i) all provisions of such letter of credit application purporting to grant liens in favor of the Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of such letter of credit application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.
(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than an automatic renewal permitted pursuant to paragraph (c) of this Section), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the Issuing Bank and the Administrative Agent, reasonably in advance of the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any such request. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon each issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the

LC Exposure will not exceed $15,000,000 and (ii) the Aggregate Revolving Exposure will not exceed the Aggregate Commitment.
(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of the Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal.
(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Lender, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank under such Letter of Credit and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended (or, in the case of an automatic renewal permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the Issuing Bank), the Required Lenders shall have notified the Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event the Issuing Bank shall have received any such notice, it shall have no obligation to issue, amend, renew or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).
(e) Disbursements. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit and shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by hand delivery or facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f) Reimbursements. If the Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than (i) if the Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on any Business Day, then 2:30 p.m., New York City time, on such Business Day or (ii) otherwise, 1:30 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, if the amount of such LC Disbursement is $1,000,000 or more, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to reimburse any LC Disbursement by the time specified above, the Administrative Agent shall notify each Lender of such failure, the payment then due from the Borrower in respect of the applicable LC Disbursement and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the amount then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for an LC Disbursement (other than the funding of an ABR Revolving Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Bank or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (with such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement in full, at the rate per annum then applicable to ABR Revolving Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, Section 2.11(c) shall apply.

Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.
(i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.09(b) or 2.18. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of the Required Lenders and (ii) in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of the Issuing Bank), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.09(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, the Aggregate Revolving Exposure would not exceed the Aggregate Commitment and no Default shall have occurred and be continuing. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.18, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as promptly as practicable to the extent that, after giving effect to such return, the Issuing Bank shall have no exposure in respect of any outstanding Letter of Credit that is not fully covered by the Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.
(j) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.
SECTION 2.05. Funding of Borrowings. (a).Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower specified in the applicable Borrowing Request or, in the case of ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f), to the Issuing Bank.
(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Revolving Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
SECTION 2.06. Interest Elections. (a).Each Revolving Borrowing initially shall be of the Type and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a

Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(c) Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing,

(i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.07. Termination and Reduction of Commitments.
(a).Unless previously terminated, the Commitments shall automatically terminate on the Maturity Date;
(b) The Borrower may at any time terminate, or from time to time permanently reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.09, the Aggregate Revolving Exposure would exceed the Aggregate Commitment.
(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments under paragraph (b) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.08. Repayment of Loans; Evidence of Debt. (a).The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date.
(b) The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of the Loans, LC Disbursements, interest and fees due or accrued hereunder absent manifest error; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.
(c) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.09. Prepayment of Loans. (a).The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.
(b) In the event and on each occasion that the Aggregate Revolving Exposure exceeds the Aggregate Commitment, the Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.04(i)) in an aggregate amount equal to such excess.
(c) The Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of any optional prepayment (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment; provided that if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.
SECTION 2.10. Fees. (a).The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of the Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.
(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate in effect from time to time for the purpose of determining the interest rates applicable to Eurocurrency Borrowings on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any such LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable.
SECTION 2.11. Interest. (a).The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.
(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii)

in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or
(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurocurrency Borrowing for such Interest Period;
then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower and the Lenders as promptly as practicable and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any
Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and such Borrowing shall be continued as an ABR Borrowing, and (ii) any Borrowing Request for a Eurocurrency Borrowing shall be treated as a request for an ABR Borrowing.
SECTION 2.13. Increased Costs. (a).If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this

Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or
(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of the term “Excluded Taxes” and (C)  Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or any other amount), then, from time to time upon request of such Lender, the Issuing Bank or such other Recipient, the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.
(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender or the Issuing Bank, the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto, (d) the failure to prepay any Eurocurrency Loan on a date specified therefor in any notice of prepayment given by the Borrower (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid, if it were to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender delivered to the Borrower and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.15. Taxes. (a). Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c) Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e) Indemnification by the Lenders. Each Lender severally agrees to indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f) Status of Lenders. %6. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;
(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E or IRS Form W-8BEN; or
(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct or indirect partner;
(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than any indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had no been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement or any other Loan Document.
(i) FATCA. For purposes of determining withholding Taxes imposed under FATCA, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(j) Defined Terms. For purposes of this Section, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Payments. (a).The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time required hereunder or under such other Loan Document for such payment (or, if no such time is specified, prior to 1:00 p.m., New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except that payments required to be made directly to the Issuing Bank shall be so made, payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.
(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties.
(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (giving effect to any amendment effected in accordance with Section 9.02) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any Person that is an Eligible Assignee (as such term is defined from time to time). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e) If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent or the Issuing Bank, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.04(c), 2.04(d) and (e), 2.05(b), 2.16(d) and 9.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion.
(f) In the event that any financial statements delivered under Section 5.01(a) or 5.01(b), or any Compliance Certificate delivered under Section 5.01(d), shall prove to have been materially inaccurate, and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Leverage Ratio), then, whether or not such inaccuracy is discovered prior to the termination of the Commitments and the repayment in full of the principal of all Loans and the reduction of the LC Exposure to zero, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such misstatement.
SECTION 2.17. Mitigation Obligations; Replacement of Lenders. (a).If any Lender requests compensation under Section 2.13, or any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
(b) If (i) any Lender requests compensation under Section 2.13, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, (iii) any Lender has become a Defaulting Lender or a Declining Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders) and with respect to which the Required Lenders shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.13 or 2.15) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and, (x) in the case of clause (iii) above and (y) in circumstances where its consent would be required under Section 9.04, the Issuing Bank), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments, (D) such assignment does not conflict with applicable law, (E) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b) and (F) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
SECTION 2.18. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) commitment fees shall cease to accrue on the unused amount of the Commitment of such Defaulting Lender pursuant to Section 2.10(a);
(b) the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;
(c) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i) the LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that the sum of all Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s LC Exposure after giving effect to such reallocation would not exceed the sum of all Non-Defaulting Lenders’ Commitments;
(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day, following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Bank the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.04(i) for so long as such LC Exposure is outstanding;
(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.10(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;
(iv) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.10(a) and 2.10(b) shall be adjusted to give effect to such reallocation; and
(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d) so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless, in each case, it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.18(c), and participating interests in any such issued, amended, renewed or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.18(c)(i) (and such Defaulting Lender shall not participate therein).
In the event that (x) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall have occurred following the date hereof and for so long as such event shall continue or (y) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrower or the applicable Lender satisfactory to the Issuing Bank to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower and the Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.19. Incremental Commitments. (a).The Borrower may on one or more occasions, by written notice to the Administrative Agent, request during the Revolving Availability Period, (i) the establishment of Incremental Revolving Commitments and/or (ii) the establishment of Incremental Term Commitments; provided that the aggregate amount of all the Incremental Commitments established hereunder during the term of this Agreement shall not exceed $100,000,000. Each such notice shall specify (A) the date on which the Borrower proposes that the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, shall be effective, which shall be not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (B) the amount of the Incremental Revolving Commitments or Incremental Term Commitments, as applicable, being requested (which shall not be less than $25,000,000). Incremental Commitments may be provided by any Lender or by one or more other financial institutions identified by the Borrower; provided, that (x) any Lender requested by the Borrower to provide any Incremental Revolving Commitment or Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment or Incremental Term Commitment and (y) any Person becoming an Incremental Lender, if such Person is not already a Lender, must be an Eligible Assignee and must be approved by the Administrative Agent and, in the case of any proposed Incremental Revolving Lender and the Issuing Bank (such approval not to be unreasonably withheld or delayed).
(b) The terms and conditions of any Incremental Revolving Commitments and of the Loans and other extensions of credit to be made thereunder shall be identical to those of the original Commitments and Revolving Loans and other extensions of credit made hereunder, and shall be treated as a single class with such Commitments and Loans, and if the Borrower determines to increase the interest rates or fees payable in respect of Incremental Revolving Commitments or Loans and other extensions of credit made thereunder, such increase shall only be permitted if the interest rates or fees payable in respect of the original Commitments and Loans and other extensions of credit made hereunder, as applicable, shall be increased to equal such interest rates or fees payable in respect of such Incremental Revolving Commitments or Loans and other extensions of credit, as the case may be. Any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall be on such terms as the Administrative Agent, the Borrower and the Incremental Term Lenders may agree; provided, that (i) all Incremental Term Loans shall bear interest on the same basis as the Revolving Credit Loans, but with such adjustments to the spreads set forth in the definition of “Applicable Rate” as the Administrative Agent, the Borrower and the Incremental Term Lenders may agree upon; provided, that if the Weighted Average Yield for any Incremental Term Loans shall at any time exceed by more than 0.50% per annum the Weighted Average Yield for Revolving Credit Loans or any other Class of Incremental Term Loans, then the Applicable Rate for Revolving Loans or such other Class of Incremental Term Loans shall automatically be increased to reduce such excess to 0.50% per annum, (ii) Incremental Term Loans may amortize, and may have the benefit of mandatory prepayment events, on terms customary at the time of the establishment thereof for “Tranche A” term loans, but may not mature prior to the Maturity Date and (iii) Incremental Term Loans shall not have the benefit of any representations or warranties, affirmative or negative covenants or Events of Default that do not equally benefit all other Classes of Loans hereunder.
(c) Incremental Commitments shall be established pursuant to one or more Incremental Commitment Agreements executed and delivered by the Borrower, each Incremental Lender providing an Incremental Commitment and the Administrative Agent; provided that no Incremental Commitments shall become effective unless such Incremental Commitments amount to at least $25,000,000 in the aggregate and unless on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments, (i) no Default shall have occurred and be continuing, (ii) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date and (iii) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent. Each Incremental Commitment Agreement may, without the consent of any Lender, effect such amendments to, or amend and restate, this Agreement and the other Loan Documents (including provisions hereof or thereof that would otherwise require the consent of all the Lenders) as may be necessary or appropriate, in the opinion of the Administrative Agent, to provide for the applicable Incremental Commitments and the Loans and other extensions of credit thereunder and otherwise to give effect to the provisions of this Section; provided that no such Incremental Commitment Agreement shall effect any amendment or waiver referred to in Section 9.02(b)(ii)(A), (B) or (C) without the consent of each Lender affected thereby.
(d) Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of and benefits accruing to, and bound by all agreements and other obligations of, a Lender (or a Lender in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents and (ii) in the case of any Incremental Revolving Commitment, (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Commitment, shall increase) the Commitment of such Incremental Lender and (B) the Aggregate Commitment shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Commitment”.
(e) On the date of effectiveness of any Incremental Revolving Commitments (the “Incremental Revolving Commitment Effective Date”), (i) the aggregate principal amount of the Revolving Loans outstanding immediately prior to such effectiveness (the “Outstanding Borrowings”) shall be deemed to be repaid; (ii) each Incremental Revolving Lender that shall have been a Lender prior to the Incremental Revolving Commitment Effective Date shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the Incremental Revolving Commitments) multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (B) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the Incremental Revolving Commitments) multiplied by (2) the amount of the Outstanding Borrowings; (iii) each Incremental Revolving Lender that shall not have been a Lender prior to the Incremental Revolving Commitment Effective Date shall pay to the Administrative Agent in same day funds an amount equal to the product of (A) such Incremental Revolving Lender’s Applicable Percentage (calculated after giving effect to the Incremental Revolving Commitments) multiplied by (B) the amount of the Subsequent Borrowings; (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Lender that is not an Incremental Revolving Lender the portion of such funds that is equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the Incremental Revolving Commitments) multiplied by (2) the amount of the Outstanding Borrowings, and (B) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the Incremental Revolving Commitments) multiplied by (2) the amount of the Subsequent Borrowings; (v) after the effectiveness of the Incremental Revolving Commitments, the Borrower shall be deemed to have made new Borrowings (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Outstanding Borrowings and of the Types and for the Interest Periods specified in a borrowing request delivered in accordance with Section 2.03; (vi) each Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (calculated after giving effect to the Incremental Revolving Commitments); and (vii) the Borrower shall pay to each Lender any and all accrued but unpaid interest on the Outstanding Borrowings. The deemed payments made pursuant to clause (i) above in respect of each Eurocurrency Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.14 if the Incremental Revolving Commitment Effective Date occurs other than on the last day of the Interest Period relating thereto.
(f) Subject to the terms and conditions set forth herein and in the applicable Incremental Commitment Agreement, each Lender holding an Incremental Term Commitment shall make a loan to the Borrower in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Commitment Agreement.
(g) The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in Section 2.19(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and of the Applicable Percentages of the Lenders after giving effect thereto.
SECTION 2.20. Extension Offers. (a).The Borrower may, on not more than two occasions, on or after the first anniversary and prior to the fourth anniversary of the Restatement Effective Date, by written notice to the Administrative Agent, make offers (collectively, an “Extension Offer”) to all the Lenders of one or more Classes, other than any Class of Incremental Term Commitments or Incremental Term Loans established under Section 2.19 (each Class subject to such an Extension Offer, an “Extension Request Class”) to enter into an Extension Permitted Amendment pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be fewer than 10 Business Days or more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Extension Permitted Amendments shall become effective (A) only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders being called “Extending Lenders”, and Lenders of such Class that do not accept such Extension Offer being called “Declining Lenders”), (B) only if Lenders representing at least a majority of the Commitments of the Extension Request Class accept such Extension Offer and (C) in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments of such Extension Request Class as to which such Lender’s acceptance has been made.

(b) An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by the Borrower, each applicable Extending Lender and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, and (iii) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender of the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents (including provisions hereof or thereof that would otherwise require the consent of all the Lenders) as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the applicable Extending Lenders as a new Class of loans and/or commitments hereunder; provided that, (i) no such Extension Agreement shall effect any amendment or waiver referred to in Section 9.02(b)(ii)(A), (B) or (C) without the consent of each Lender affected thereby and (ii) except as otherwise agreed by the Issuing Bank (A) the allocation of the participation exposures with respect to any then-existing or subsequently issued Letters of Credit shall be made on a ratable basis as between the new Class of Commitments and the remaining Commitments and (B) the Revolving Availability Period and the Maturity Date, as such terms are used in reference to Letters of Credit, may not be extended.
(c) The applicable Commitment of any Declining Lender shall terminate on the Maturity Date in effect as to such Lender prior to the effectiveness of any such Extension Permitted Amendment (the “Existing Revolving Maturity Date”). The principal amount of any outstanding Revolving Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the accounts of such Declining Lenders, shall be due and payable on the Existing Revolving Maturity Date, and on such date the Borrower shall also make such other prepayments of Loans as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the Aggregate Revolving Exposures will not exceed the Aggregate Commitments. Notwithstanding the foregoing provisions of this paragraph, the Borrower shall have the right, pursuant to and in accordance with Section 2.17(b) and such procedures as the Administrative Agent may reasonably specify, at any time prior to the Existing Revolving Maturity Date, to replace a Declining Lender with a Lender or other financial institution that will agree to the Extension Permitted

Amendment, and any such replacement Lender shall for all purposes constitute an Extending Lender.
ARTICLE III

Representations and Warranties
The Borrower represents and warrants to the Lenders that:
SECTION 3.01. Organization; Powers. The Borrower and each Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all power and authority required for the ownership and operation of its properties and the conduct of its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.
SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of each Loan Party. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03. Governmental Approvals; Absence of Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except (i) such as have been obtained or made and are (or will at all relevant times be) in full force and effect and (ii) filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law, including any order of any Governmental Authority, except to the extent any such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (c) will not violate the charter, by-laws or other organizational documents of the Borrower or any Subsidiary, (d) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other agreement or instrument binding upon the Borrower or any Subsidiary, or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Subsidiary, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder, except to the extent that any such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and (e) except for Liens created under the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.
SECTION 3.04. Financial Condition; No Material Adverse Change.
(a).The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, comprehensive income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, 2015, audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2016, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year‑end audit adjustments and the absence of certain footnotes in the case of the statements referred to in clause (ii) above.
(b) Since December 31, 2015, there has been no event or condition that has resulted, or would be materially likely to result, in a material adverse change in the business, assets, liabilities, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole.
SECTION 3.05. Properties. (a).The Borrower and each Subsidiary has good title to, or valid leasehold interests in, all its tangible property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. All information provided to the Administrative Agent or the Lenders with respect to any Mortgaged Properties is true and correct.
(b) The Borrower and each Subsidiary owns, or is licensed to use, all patents, trademarks, copyrights, licenses, technology, software, domain names and other intellectual property that is necessary for the conduct of its business as currently conducted without conflict with the rights of any other Person, except to the extent any such conflict, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No patents, trademarks, copyrights, licenses, technology, software, domain names or other intellectual property used by the Borrower or any Subsidiary in the operation of its business infringes upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. As of the Restatement Effective Date, each patent, trademark, copyright, license, technology, software, domain name or other intellectual property that, individually or in the aggregate, is material to the business of the Borrower and the Subsidiaries (or to the business of the Borrower and the Domestic Subsidiaries) is owned by the Borrower or a Domestic Subsidiary.
(e) As of the Restatement Effective Date, the Borrower and its Subsidiaries do not own any real property.

SECTION 3.06. Litigation and Environmental Matters. (a).There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower or any Subsidiary, threatened against or affecting the Borrower or any Subsidiary, that (i) would be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve any of the Loan Documents or the Transactions.
(b) Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Subsidiary, (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
SECTION 3.07. Compliance with Laws and Agreements. The Borrower and each Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.08. Investment Company Status. None of the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09. Taxes. The Borrower and each Subsidiary has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except where
(i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Borrower or such Subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP, (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (iv) the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10. ERISA. No ERISA Events have occurred or are reasonably expected to occur that, in the aggregate, would be materially likely to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of such Plan by an amount that, if required to be paid as of such date by the Borrower and the Subsidiaries would be materially likely to have a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date or dates of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of all such underfunded Plans by an amount that, if required to be paid as of such date by the Borrower and the Subsidiaries would be materially likely to have a Material Adverse Effect.
SECTION 3.11. Subsidiaries and Joint Ventures. Schedule 3.11 sets forth, as of the Restatement Effective Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned the Borrower or any Subsidiary in (a) each Subsidiary and (b) each joint venture in which the Borrower or any Subsidiary owns any Equity Interests, and identifies each Designated Subsidiary and each Material Subsidiary. The Equity Interests in each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.11, as of the Restatement Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which the Borrower or any Subsidiary is a party requiring, and there are no Equity Interests in any Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by any Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Subsidiary. As of the Restatement Effective Date, the only Subsidiaries of the Borrower are (i) BorrowLenses, LLC, a California limited liability company, (ii) MyPublisher, Inc., a New York corporation, (iii) Penguin Digital, Inc., a Delaware corporation, (iv) Shutterfly Images, LLC, a Delaware limited liability company, and (v) Shutterfly Israel Ltd., a limited company formed under the laws of Israel.
SECTION 3.12. Insurance. Schedule 3.12 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Restatement Effective Date.
SECTION 3.13. Solvency. Immediately after the making of each Loan on the occasion of each Borrowing and the application of the proceeds thereof, and giving effect to the rights of subrogation and contribution under the Collateral Agreement, (a) the fair value of the assets of the Loan Parties will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of the Loan Parties will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Loan Parties will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Loan Parties will not have unreasonably small capital with which to conduct the business in which they are engaged, as such business is conducted at the time of and is proposed to be conducted following the making of such Loan.
SECTION 3.14. Disclosure. Neither the Confidential Information Memorandum nor any other information furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent, any Arranger or any Lender (other than information of a general economic or industry nature) in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or, when such information is taken as a whole, omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forecasts or projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished and, if furnished prior to the Restatement Effective Date, as of the Restatement Effective Date (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).
SECTION 3.15. Collateral Matters. (a).The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.
(b) Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02.
(c) Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Restatement Effective Date).

(d) Each Security Document, other than any Security Document referred to in the preceding paragraphs of this Section, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.
SECTION 3.16. Federal Reserve Regulations. None of the Borrower or any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets of the Borrower and the Subsidiaries subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Loan Document or any other agreement to which any Lender or Affiliate of a Lender is party will at any time be represented by margin stock.
SECTION 3.17. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, the Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers and employees, to the extent acting in such capacities, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not to the knowledge of the Borrower engaged in any activity that would reasonably be expected to result in the Borrower or any Subsidiary being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or any of their respective directors or officers, or (b) to the knowledge of the Borrower, any employee or agent of the Borrower or any Subsidiary that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
ARTICLE IV
Conditions
SECTION 4.01. Restatement Effective Date. The amendment and restatement of the Existing Credit Agreement in the form of this Agreement shall become effective on, and shall not become effective until, the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission) that such party has signed a counterpart of this Agreement.
(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Bank and dated the Restatement Effective Date) of  Fenwick & West LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.
(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.
(d) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the chief executive officer or the chief financial officer of the Borrower, confirming compliance with the conditions set forth in the first sentence of paragraph (f) of this Section, in paragraph (i) of this Section and in paragraphs (a) and (b) of Section 4.02.
(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under the Commitment Letter, the Fee Letter or any Loan Document.
(f) The Collateral and Guarantee Requirement shall have been satisfied (subject to the penultimate sentence of this Section). The Administrative Agent shall have received a completed Perfection Certificate, dated the Restatement Effective Date and signed by an executive officer or a Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted under Section 6.02 or have been, or substantially contemporaneously with the initial funding of Loans on the Restatement Effective Date will be, released.
(g) The Administrative Agent shall have received evidence that the insurance required by Section 5.08 is in effect, together with endorsements naming the Administrative Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.08.

(h) The Lenders shall have received the financial statements, opinions and certificates referred to in Section 3.04.
(i) Immediately after giving effect to the Transactions, none of the Borrower or any Subsidiary shall have outstanding any Indebtedness or Disqualified Equity Interests or, in the case of any Subsidiary, any other shares of preferred stock or other preferred Equity Interests, other than (i) Indebtedness incurred under the Loan Documents, (ii) the Convertible Notes and (iii) other Indebtedness set forth on Schedule 6.01.
(j) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the chief financial officer of the Borrower, as to the solvency of the Loan Parties on a consolidated basis after giving effect to the Transactions occurring on or prior to the Restatement Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.
(k) The principal of all loans, and all interest, fees and other amounts accrued or otherwise owing, under the Existing Credit Agreement shall have been or shall be paid in full (it being understood that any Existing Letters of Credit may remain outstanding).
(l) The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
Notwithstanding the foregoing, if the Borrower shall have used commercially reasonable efforts to procure and deliver, but shall nevertheless be unable to deliver, any Mortgage, Foreign Pledge Agreement or Control Agreement, or any landlord, warehouseman, agent, bailee or processor acknowledgment or waiver, that is required to be delivered in order to satisfy the requirements of the Collateral and Guarantee Requirement, such delivery shall not be a condition precedent to the effectiveness of this Agreement on the Restatement Effective Date, but shall be required to be accomplished as provided in Section 5.13.
The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Agreement shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived in accordance with Section 9.02) at or prior to 5:00 p.m., New York City time, on June 30, 2016.
SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.
(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
On the date of any Borrowing or of the issuance, amendment, renewal or extension of any Letter of Credit, the Borrower shall be deemed to have represented and warranted that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied and that, after giving effect to such Borrowing, or such issuance, amendment, renewal or extension of a Letter of Credit, the Aggregate Revolving Exposure (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.01 or 2.04(b).

ARTICLE V
Affirmative Covenants
Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, on behalf of each Lender:
(a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of PricewaterhouseCoopers LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of and for such year in accordance with GAAP;
(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet as of the end of such fiscal quarter, the related consolidated statements of income for such fiscal quarter and the then elapsed portion of the fiscal year and the related statements of cash flows for the then elapsed portion of the fiscal year, in each case setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes;
(c) concurrently with each delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of the Borrower, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.11 and 6.12, (iii) if any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Borrower most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) that has had, or could have, a significant effect on the calculations of the Leverage Ratio or the Fixed Charge Coverage Ratio, specifying the nature of such change and the effect thereof on such calculations and (iv) certifying that all notices required to be provided under Sections 5.03 and 5.04 have been provided and that the Collateral and Guarantee Requirement remains satisfied in all material respects or setting forth any information not included in the Perfection Certificate that would have been required to be included in such Perfection Certificate had it been dated as of the date of the Compliance Certificate delivered pursuant to this Section;
(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that audited such financial statements stating whether it obtained knowledge during the course of its examination of such financial statements of any Default and, in the case it shall have obtained knowledge of any Default, specifying the details thereof (which certificate may be limited to the extent required by accounting rules or guidelines); provided that such certificate shall not be required to be delivered if the Borrower has used commercially reasonable efforts to cause such certificate to be delivered by such accounting firm and such accounting firm has informed the Borrower that it is not willing to provide such certificate;
(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;
(f) promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any

Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and
(g) promptly after any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.
Information required to be delivered pursuant to clause (a), (b) or (e) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports or other reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under clause (a) or (b) above shall be restated, the Borrower shall deliver, promptly after such restated financial statements become available, revised Compliance Certificates with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer of the Borrower.
SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:
(a) the occurrence of, or receipt by the Borrower of any written notice claiming the occurrence of, any Default;
(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Borrower to the Administrative Agent and the Lenders, that in each case would be materially likely to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;
(c) the occurrence of any ERISA Event, or any fact or circumstance that gives rise to a reasonable expectation than an ERISA Event will occur, that alone or together with any other ERISA Events that have occurred, would be materially likely to result in a material liability to the Borrower and the Subsidiaries; and

(d) any other development that has resulted, or would be materially likely to result, in a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03. Additional Subsidiaries. (a).If any Subsidiary is formed or acquired after the Restatement Effective Date, the Borrower will, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity Interests in or Indebtedness of such Subsidiary owned by any Loan Party.
(b) The Borrower may designate a Domestic Subsidiary meeting the criteria set forth in the definition of the term “Designated Subsidiary” as a Designated Subsidiary; provided that (i) such Subsidiary shall have delivered to the Administrative Agent a supplement to the Collateral Agreement, in the form specified therein, duly executed by such Subsidiary, (ii) the Borrower shall have delivered a certificate of a Financial Officer or other executive officer of the Borrower to the effect that, after giving effect to any such designation and such Subsidiary becoming a Subsidiary Loan Party hereunder, the representations and warranties set forth in this Agreement and the other Loan Documents as to such Subsidiary shall be true and correct and no Default shall have occurred and be continuing, and (iii) such Subsidiary shall have delivered to the Administrative Agent documents and opinions of the type referred to in Sections 4.01(b) and 4.01(c).
SECTION 5.04. Information Regarding Collateral; Deposit and Securities Accounts. (a).The Borrower will furnish to the Administrative Agent prompt written notice of any change in (i) the legal name of any Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) the location of the chief executive office of any Loan Party or (iv) the organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.
(b) The Borrower will furnish to the Administrative Agent prompt written notice of (i) the acquisition by any Loan Party of, or any real property otherwise becoming, a Mortgaged Property after the Restatement Effective Date and (ii) the acquisition by any Loan Party of any other material assets after the Restatement Effective Date, other than any assets constituting Collateral under the Security Documents in which the Administrative

Agent shall have a valid, legal and perfected security interest (with the priority contemplated by the applicable Security Document) upon the acquisition thereof.
(c) The Borrower will, in each case as promptly as practicable, notify the Administrative Agent of the existence of any deposit account or securities account maintained by a Loan Party in respect of which a Control Agreement is required to be in effect pursuant to clause (f) of the definition of the term “Collateral and Guarantee Requirement” but is not yet in effect.
SECTION 5.05. Existence; Conduct of Business. The Borrower and each Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.05.
SECTION 5.06. Payment of Obligations. The Borrower and each Subsidiary will pay its obligations, including material Tax liabilities, before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Borrower or such Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP, (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (iv) the failure to make payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 5.07. Maintenance of Assets. The Borrower and each Subsidiary will keep and maintain all assets material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
SECTION 5.08. Insurance. The Borrower and each Subsidiary will maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Each such policy of liability or casualty insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee thereunder and (c) provide for at least 30 days’ (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party has obtained, and will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under applicable law, including Regulation H of the Board of Governors.
SECTION 5.09. Books and Records; Inspection and Audit Rights. The Borrower and each Subsidiary will keep proper books of record and account in which full, true and correct entries in accordance with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities. The Borrower and each Subsidiary will permit the Administrative Agent or any Lender, and any agent designated by any of the foregoing, upon reasonable prior notice, (a) to visit and inspect its properties, (b) to examine and make extracts from its books and records and (c) to discuss its operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that unless an Event of Default shall have occurred and be continuing, no such discussion with any such independent accountants shall be permitted unless the Borrower shall have received reasonable notice thereof and a reasonable opportunity to participate therein.
SECTION 5.10. Compliance with Laws. The Borrower and each Subsidiary will comply with all laws, including all orders of any Governmental Authority, applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and the respective directors, officers, employees and agents of the foregoing with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.11. Use of Proceeds and Letters of Credit. (a).The proceeds of the Loans will be used solely for working capital, permitted acquisitions, capital expenditures and other general corporate purposes of the Borrower and the Subsidiaries. Letters of Credit will be issued only to support obligations of the Borrower and the Subsidiaries incurred in the ordinary course of business.
(b) The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or any Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.12. Further Assurances. The Borrower and each other Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties. The Borrower will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
SECTION 5.13. Certain Post-Closing Collateral Obligations. As promptly as practicable, and in any event within 30 days, after the Restatement Effective Date, the Borrower and each Loan Party will deliver all agreements, instruments and other documents that would have been required to be delivered on the Restatement Effective Date but for the penultimate sentence of Section 4.01, in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”.
ARTICLE VI
Negative Covenants
Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01. Indebtedness; Certain Equity Securities. (a).None of the Borrower or any Subsidiary will create, incur, assume or permit to exist any Indebtedness, except:
(i) Indebtedness created under the Loan Documents;
(ii) Indebtedness existing on the date hereof and set forth on Schedule 6.01 and Refinancing Indebtedness in respect thereof;
(iii) Indebtedness of the Borrower or any Subsidiary to the Borrower or any Subsidiary; provided that (A) such Indebtedness shall not have been transferred to any Person other than the Borrower or any Subsidiary, (B) any such Indebtedness owing by any Loan Party to a Subsidiary that is not a Loan Party shall be unsecured and subordinated in right of payment to the Loan Document Obligations on terms customary for intercompany subordinated Indebtedness, as reasonably determined by the Administrative Agent, (C) any such Indebtedness owing to any Loan Party shall be evidenced by a promissory note that shall have been pledged pursuant to the Collateral Agreement and (D) any such Indebtedness owing by any Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 6.04;
(iv) Guarantees incurred in compliance with Section 6.04;

(v) Indebtedness of the Borrower or any Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations; provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets (and related fees and costs) or (B) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed the greater of (x) 10.0% of Consolidated Total Assets and (y) $50,000,000, at any time outstanding;
(vi) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition or a Specified Foreign Acquisition permitted under Section 6.04(m), provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (B) neither the Borrower nor any Subsidiary (other than such Person or the Subsidiary with which such Person is merged or consolidated or the Person that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $25,000,000 at any time outstanding;
(vii) Indebtedness owed in respect of any obligations (including, without limitation, overdrafts and related liabilities) arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds (including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services); provided that such Indebtedness shall be repaid in full within five Business Days of the due date or settlement date thereof, whichever is later;
(viii) Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations under (A) workers’ compensation, unemployment insurance and other social security laws and (B) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature;

(ix) Indebtedness of the Borrower or any Subsidiary in the form of purchase price adjustments, earn-outs, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition, Specified Foreign Acquisition or other Investment permitted by Section 6.04;
(x) Permitted Unsecured Indebtedness (including any such Indebtedness in the form of Other Convertible Notes) and Refinancing Indebtedness in respect thereof;
(xi) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not exceeding $20,000,000 at any time outstanding;
(xii) the Convertible Notes;
(xiii) Refinancing Indebtedness in respect of the Convertible Notes in an aggregate principal amount not in excess of $350,000,000;
(xiv) Indebtedness of any Loan Party pursuant to Hedging Agreements permitted by Section 6.07; and
(xv) Indebtedness consisting of a loan made to the Company by the Economic Development Authority for the City of Shakopee, Minnesota, in an aggregate principal amount not exceeding $1,000,000.
(b) No Subsidiary will issue or permit to exist any Disqualified Equity Interests.
SECTION 6.02. Liens. None of the Borrower or any Subsidiary will create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable and royalties) or rights in respect of any thereof, except:
(i) Liens created under the Loan Documents;
(ii) Permitted Encumbrances;
(iii) any Lien on any asset of the Borrower or any Subsidiary existing on the date hereof and set forth on Schedule 6.02; provided that (A) such Lien shall not apply to any other asset of the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations that it secures on the date hereof and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;
(iv) any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (B) such Lien shall not apply to any other asset of the Borrower or any Subsidiary (other than, in the case of any such merger or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated), and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;
(v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) such Liens secure only Indebtedness permitted by Section 6.01(a)(v) and obligations relating thereto not constituting Indebtedness and (B) such Liens shall not apply to any other asset of the Borrower or any Subsidiary (other than the proceeds and products thereof); provided further that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;
(vi) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(vii) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;
(viii) in the case of (A) any Subsidiary that is not a wholly-owned Subsidiary or (B) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;
(ix) Liens on assets of any Foreign Subsidiary securing Indebtedness of such Subsidiary permitted under Section 6.01; provided that such Liens shall not apply to any Collateral (including any Equity Interests in any Subsidiary that constitute Collateral) or any other assets of the Borrower or any other Domestic Subsidiary;
(x) sales of accounts receivable permitted by Section 6.05(d);

(xi) Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed $15,000,000 at any time outstanding;
(xii) Other Liens securing Indebtedness if, at the time of and immediately after the creation, incurrence or assumption of each such Lien and the related Indebtedness, the Senior Secured Leverage Ratio does not exceed 1.50 to 1.00; and
(xiii) a Lien created on an A7 Alegro Binding Line (Serial Number FE2120303) owned by the Company securing Indebtedness permitted under Section 6.01(a)(xv).
SECTION 6.03. Fundamental Changes; Business Activities. (a).None of the Borrower or any Subsidiary will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person (other than the Borrower) may merge or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary (and, if any party to such merger or consolidation is a Subsidiary Loan Party, is a Subsidiary Loan Party), (iii) any Subsidiary may merge into or consolidate with any Person (other than the Borrower) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation involving a Person that is not a wholly-owned Subsidiary immediately prior thereto shall not be permitted unless it is also permitted under Section 6.04.
(b) None of the Borrower or any Subsidiary will engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the date hereof and businesses reasonably related thereto or that constitute reasonable extensions thereof.
(c) The Borrower will not permit any Person other than the Borrower, or one or more of its Subsidiaries that is not a CFC, to own any Equity Interests in any Domestic Subsidiary other than any Domestic Subsidiary owned by a Foreign Subsidiary at the time such Foreign Subsidiary is acquired by the Borrower; provided that the Equity Interests in any such Domestic Subsidiary shall be transferred to a Loan Party as promptly as reasonably practicable following such acquisition unless, in the good faith determination of a Financial Officer of the Borrower, such transfer would result in a material tax liability or other material disadvantage to the Borrower.
SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. None of the Borrower or any Subsidiary will purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of any other Person, or assets acquired other than in the ordinary course of business that, following the acquisition thereof, would constitute a substantial portion of the assets of the Borrower and the Subsidiaries, taken as a whole, except:
(a) Permitted Investments;
(b) Investments existing on the date hereof and set forth on Schedule 6.04 (but not any additions thereto (including any capital contributions) made after the date hereof unless such additions are permitted by other clauses of this Section 6.04);
(c) Investments by the Borrower and the Subsidiaries in Equity Interests in their subsidiaries; provided that (i) such subsidiaries are Subsidiaries prior to such investments, (ii) any such Equity Interests held by a Loan Party shall be pledged in accordance with the requirements of the definition of the term “Collateral and Guarantee Requirement” and (iii) the aggregate outstanding amount of the Investments made, acquired or entered into by the Loan Parties in, loans and advances by the Loan Parties to and Guarantees by the Loan Parties of Indebtedness and other obligations of, Subsidiaries that are not Loan Parties under this clause (c) and under clauses (d), (e) and (m) of this Section 6.04 shall not exceed the greater of (x) 15.0% of Consolidated Total Assets and (y) $200,000,000;
(d) Investments consisting of loans or advances made by the Borrower or any Subsidiary to any Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by Section 6.01(a)(iii) and (ii) such loans and advances made by the Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c)(iii) above;
(e) Investments consisting of Guarantees by the Borrower or any Subsidiary of Indebtedness or other obligations of the Borrower or any Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any loan, letter of credit or letter of guaranty); provided that (i) a Subsidiary that has not Guaranteed the Secured Obligations pursuant to the Collateral Agreement shall not Guarantee any Indebtedness or other obligations of any Loan Party and (ii) such Guarantees by Loan Parties of Indebtedness and other obligations of Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c)(iii) above;
(f) Investments consisting of accounts receivable, or received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(g) Investments made as a result of the receipt of non-cash consideration from a sale, transfer, lease or other disposition, or an exclusive license, of any asset in compliance with Section 6.05;
(h) Investments by the Borrower or any Subsidiary that result solely from the receipt by the Borrower or such Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);
(i) Investments in the form of Hedging Agreements permitted under Section 6.07;
(j) payroll, travel and similar advances to directors and employees of the Borrower or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Borrower or such Subsidiary for accounting purposes and that are made in the ordinary course of business;
(k) loans or advances to directors and employees of the Borrower or any Subsidiary made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $5,000,000;
(l) Permitted Acquisitions;
(m) Specified Foreign Acquisitions; provided that the sum of (i) the aggregate consideration paid (whether consisting of cash or other assets and including the aggregate amount of any Indebtedness or other obligations assumed, but excluding consideration in the form of Equity Interests of the Borrower that do not constitute Disqualified Equity Interests) for all such Specified Foreign Acquisitions, (ii) the aggregate outstanding amount of Investments in, loans and advances to and Guarantees of obligations of Foreign Subsidiaries pursuant to clauses (c), (d) and (e) of this Section 6.04 and (iii) the aggregate outstanding amount of Investments in Joint Ventures pursuant to clause (n) of this Section 6.04, shall not exceed the greater of (x) 15% of Consolidated Total Assets and (y) $200,000,000 (as reduced by any deemed utilization of such basket provided for in the definition of “Permitted Acquisition”);
(n) Investments in Joint Ventures in an aggregate amount at any time outstanding not in excess of $50,000,000;
(o) any Permitted Call Spread Hedging Transaction related to the Convertible Notes or any Refinancing Indebtedness in respect thereof in the form of convertible debt securities or any Other Convertible Notes, to the extent constituting an Investment;
(p) other Investments in an aggregate amount outstanding at any time not in excess of $10,000,000; and
(q) Investments in Foreign Subsidiaries to the extent that the proceeds thereof are paid substantially contemporaneously with the making thereof (by such Foreign Subsidiary or by another Subsidiary to or in whom such Foreign Subsidiary lends or invests such proceeds) to a Loan Party to license Intellectual Property of the

Borrower or one or more Subsidiaries thereof, or to otherwise pay consideration or royalties to a Loan Party for rights to such Intellectual Property.
SECTION 6.05. Asset Sales. None of the Borrower or any Subsidiary will sell, transfer, lease or otherwise dispose of, or exclusively license, any asset, including any Equity Interest owned by it, nor will any Subsidiary issue any additional Equity Interest in such Subsidiary (other than to the Borrower or any Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law), except:
(a) sales, transfers, leases and other dispositions of inventory or used or surplus equipment in the ordinary course of business or of cash and Permitted Investments;
(b) sales, transfers, leases and other dispositions to the Borrower or any Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Sections 6.04 and 6.09;
(c) dispositions in the form of Liens permitted by Section 6.02, Investments permitted by Section 6.04 and Restricted Payments permitted by Section 6.08(a) (provided that, in the case of any such Restricted Payment by the Borrower, the assets disposed thereby shall be solely in the form of cash or Permitted Investments);
(d) sales, transfers or other dispositions of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction;
(e) dispositions of assets subject to any casualty or condemnation proceeding (including dispositions in lieu thereof);
(f) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;
(g) licenses or sublicenses of intellectual property entered into in the ordinary course of business, or not interfering in any respect with the ordinary conduct of, or not materially detracting from the value of, the business of the Borrower and the Subsidiaries;
(h) termination of leases in the ordinary course of business;
(i) voluntary terminations of Hedging Agreements;
(j) dispositions after the Restatement Effective Date of assets acquired as part of acquisitions permitted under Section 6.04 of Persons owning such assets; provided that (i) such assets are disposed of within one year of their acquisition by the Borrower or any Subsidiary and (ii) the board of directors of the Borrower shall have determined that such assets are surplus to the needs of the Borrower’s business or that the retention of such assets is not consistent with the Borrower’s business plan.
(k) sales, transfers, leases and other dispositions of assets that are not permitted by any other clause of this Section; provided that (i) at the time of and after giving effect to any such sale, transfer, lease or other disposition, the fair value of the assets disposed of therein, taken together with the fair value of all assets theretofore sold, transferred, leased or otherwise disposed of in reliance on this clause (k) during the same fiscal year of the Borrower, shall not exceed 10% of the Consolidated Total Assets of the Borrower at the time of such sale, transfer, lease or other disposition, (ii) all such sales, transfers, leases and other dispositions and exclusive licenses shall be made for fair value and at least 75% cash consideration and (iii) if any Net Cash Proceeds of all such sales, transfers, leases and other dispositions and exclusive licenses are not applied by the Borrower and the Subsidiaries within 360 days of the receipt thereof to acquire assets (other than cash, Permitted Investments or other short-term investments) used or useful in the conduct of their businesses, the Commitments shall be reduced by the amount thereof (and if, after giving effect to such reduction, the Aggregate Revolving Exposure exceeds the Aggregate Commitment, the Borrower shall make prepayments and deposits of cash collateral as required by Section 2.09(b)).
Notwithstanding the foregoing, no such sale, transfer or issuance of any Equity Interests in any Subsidiary shall be permitted (other than to the Borrower or any Subsidiary, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable requirements of law) unless (i) such Equity Interests constitute all the Equity Interests in such Subsidiary held by the Borrower and the Subsidiaries and (ii) immediately after giving effect to such transaction, the Borrower and the Subsidiaries shall otherwise be in compliance with Section 6.04.
SECTION 6.06. Sale/Leaseback Transactions. None of the Borrower or any Subsidiary will enter into any Sale/Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted under Section 6.05, (b) any Capital Lease Obligations arising in connection therewith are permitted under Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations) are permitted under Section 6.02.
SECTION 6.07. Hedging Agreements. None of the Borrower or any Subsidiary will enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

SECTION 6.08. Restricted Payments; Payments of Certain Indebtedness. (a). None of the Borrower or any Subsidiary will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests permitted hereunder; (ii) any Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests (or, if not ratably, on a basis more favorable to the Borrower and the Subsidiaries); (iii) the Borrower may repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (iv) the Borrower may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for capital stock in the Borrower; (v) the Borrower may make Restricted Payments, not exceeding $4,000,000 in the aggregate for any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of the Borrower and the Subsidiaries; (vi) the Borrower may make Restricted Payments with the proceeds of substantially concurrent issuance of Equity Interests (other than Disqualified Equity Interests); (vii) the Borrower may effect stock repurchases for cash, declare and pay additional cash dividends or make other Restricted Payments in cash; provided that (A) at the time of and immediately after giving effect to any such repurchase, dividend or Restricted Payment, and any related incurrence of Indebtedness, (1) no Default shall have occurred and be continuing and (2) after giving effect to such repurchase, dividend or Restricted Payment, and any related incurrence of Indebtedness, on a pro forma basis in accordance with Section 1.04(b), the Borrower shall be in compliance with the covenants set forth in Sections 6.11 and 6.12 (and, for purposes of determining such compliance, the maximum Leverage Ratio then permitted under such Section shall be assumed to be 2.50 to 1.00; provided, that such assumption shall not apply in the case of the settlement of the Convertible Notes (or any Refinancing Indebtedness in respect thereof in the form of convertible debt securities) or any Other Convertible Notes for cash upon the conversion thereof or in the case of the repurchase of the Convertible Notes) and (B) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all the requirements set forth in this clause (vii) have been satisfied with respect to such dividend or Restricted Payment, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clause (A)(2) above; (viii) the Borrower may settle warrants issued as part of a Permitted Call Spread Hedging Transaction related to the Convertible Notes or any Refinancing Indebtedness in respect thereof in the form of convertible debt securities or any Other Convertible Notes (A) by delivery of shares of the Borrower’s common stock upon settlement thereof or (B) by (x) set-off against the call option purchased as part of the same Permitted Call Spread Hedging Transaction or (y) payment of an early termination amount thereof upon any early termination thereof in common stock or, in the case of a nationalization, insolvency, merger event (as a result of which holders of the Borrower’s common stock are entitled to receive cash or other consideration (other than the Borrower’s common stock) for their shares of the Borrower’s common stock) or similar transaction with respect to the Borrower or the common stock of the Borrower, cash and/or other property; (ix) so long as no Default shall have occurred and be continuing, the Borrower may make other Restricted Payments; provided that the aggregate amount of Restricted Payments made during the term of this Agreement pursuant to this clause (ix) shall not exceed $100,000,000 minus the aggregate amount of payments of or in respect of Indebtedness made pursuant to Section 6.08(b)(vii) and (x) the issuance of or performance of obligations under any warrant issued as part of Permitted Call Spread Hedging Transaction related to the Convertible Notes or any Refinancing Indebtedness in respect thereof in the form of convertible debt securities or any Other Convertible Notes that provides for settlement by delivery of cash and/or other property as the result of a nationalization, insolvency, merger event (as a result of which holders of the Borrower’s common stock are entitled to receive cash or other consideration (other than the Borrower’s common stock) for their shares of the Borrower’s common stock) or similar transaction with respect to the Borrower or the common stock of the Borrower.
(b) None of the Borrower or any Subsidiary will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any unsecured Indebtedness or Indebtedness secured by a Lien junior (by reason of time of creation or perfection or otherwise) to any Lien created by the Security Documents, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancelation or termination of any such Indebtedness, except:
(i) regularly scheduled or mandatory interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof;
(ii) refinancings of Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01;
(iii) payments of or in respect of Indebtedness made solely with Equity Interests in the Borrower (other than Disqualified Equity Interests);
(iv) payments of or in respect of Indebtedness incurred pursuant to Section 6.01(v) with the proceeds of the sale of any fixed or capital assets acquired, constructed or improved with the proceeds of such Indebtedness;
(v) prepayments of Indebtedness of any Person (not previously a Subsidiary) that is acquired by and becomes a Subsidiary of the Borrower, or that is merged or consolidated with or into the Borrower or a Subsidiary in a transaction permitted hereunder, and prepayments of Indebtedness of any Person (other than the Borrower or a Subsidiary) that is assumed by the Borrower or a Subsidiary in connection with an acquisition of assets from such Person in a transaction permitted hereunder;

provided that such prepayments shall be made within 120 days after the closing of any such acquisition, merger, consolidation or assumption.
(vi) other payments of or in respect of such Indebtedness; provided that (A) at the time of and immediately after giving effect to any such payment, and any related incurrence of Indebtedness, (1) no Default shall have occurred and be continuing and (2) on a pro forma basis in accordance with Section 1.04(b), the Borrower shall be in compliance with the covenants set forth in Sections 6.11 and 6.12(e) (and for purposes of determining such compliance, the maximum Leverage Ratio then permitted under such Section shall be assumed to be 2.50 to 1.00; provided, that such assumption shall not apply in the case of any prepayment, redemption, repurchase or defeasance, or any cash settlement payments made upon the conversion, of the Convertible Notes (or any Refinancing Indebtedness in respect thereof in the form of convertible debt securities) or any Other Convertible Notes in accordance with their terms); and (B) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all the requirements set forth in this clause (vi) have been satisfied with respect to such payment, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clause (A)(2) above; and
(vii) so long as no Default shall have occurred and be continuing, the Borrower may make other payments of or in respect of Indebtedness; provided that the aggregate amount of payments of or in respect of Indebtedness made during the term of this Agreement pursuant to this clause (vii) shall not exceed $100,000,000 minus the aggregate amount of Restricted Payments made pursuant to 6.08(a)(ix).
SECTION 6.09. Transactions with Affiliates. None of the Borrower or any Subsidiary will sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than those that would prevail in arm’s-length transactions with unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) transactions between or among Subsidiaries that are not Loan Parties, (d) any Restricted Payment permitted under Section 6.08, (e) issuances by the Borrower of Equity Interests (other than Disqualified Equity Interests), and receipt by the Borrower of capital contributions, (f) compensation and indemnification of, and other employment and severance arrangements with, directors, officers and employees of the Borrower or any Subsidiary and (g) loans and advances permitted under Section 6.04(j) and 6.04(k).
SECTION 6.10. Restrictive Agreements. None of the Borrower or any Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Secured Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Borrower or any Subsidiary or to Guarantee Indebtedness of the Borrower or any Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (C) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary; (D) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or a business unit, division, product line or line of business, that are applicable solely pending such sale, provided that such restrictions and conditions apply only to the Subsidiary, or the business unit, division, product line or line of business, that is to be sold and such sale is permitted hereunder and (E) restrictions and conditions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 6.01(a)(vi) (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), provided that such restrictions and conditions apply only to such Subsidiary, and (ii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(a)(v), 6.01(a)(vi) or Section 6.01(a)(xi) if such restrictions or conditions apply only to the assets securing such Indebtedness or customary provisions in leases and other agreements restricting the assignment thereof. Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Guarantee and Collateral Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.04 or 5.12 or under the Security Documents.
SECTION 6.11. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter to exceed the ratio set forth below with respect to such fiscal quarter:

Fiscal Quarter Ending	Maximum Total Leverage Ratio
June 30, 2016, through March 31, 2017	3.50 to 1.00
June 30, 2017, through March 31, 2018	3.25 to 1.00
June 30, 2018 and thereafter	3.00 to 1.00
SECTION 6.12. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters to be less than 2.50 to 1.00.
SECTION 6.13. Fiscal Year. The Borrower will not, and the Borrower will not permit any other Loan Party to, change its fiscal year to end on a date other than December 31.

ARTICLE VII
Events of Default
If any of the following events (“Events of Default”) shall occur:
(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(c) any representation, warranty or statement made or deemed made by or on behalf of the Borrower or any Subsidiary, in any Loan Document or in any report, certificate, financial statement or other information provided pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder shall prove to have been incorrect when made or deemed made;
(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.05 (with respect to the existence of the Borrower) or 5.11 or in Article VI;
(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower (with a copy to the Administrative Agent in the case of any such notice from a Lender);
(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g) any event or condition occurs that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity, or that enables or permits (following any cure, grace or notice period) the holder or holders of any Material
Indebtedness (or, in the case of any Hedging Agreement, the counterparties thereto) or any trustee or agent on its or their behalf to cause (or give notice causing) any Material Indebtedness to become due, or to terminate or require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of property or assets or the satisfaction of a condition to conversion of the Convertible Notes or any Refinancing Indebtedness in respect thereof in the form of convertible debt securities or any Other Convertible Notes or any settlement of any such conversion permitted hereunder;
(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by Section 6.03(a)(iv)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the Borrower or any Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or clause (h) of this Article;
(j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer, so long as such insurer is generally recognized as financially sound), shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any enforcement proceeding shall be legally commenced by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;
(l) one or more judgments for injunctive relief shall be rendered against the Borrower, any Subsidiary or any combination thereof that would, individually or in the aggregate, be materially likely to result in a Material Adverse Effect;

(m) one or more ERISA Events shall have occurred that would, individually or in the aggregate, be materially likely to result in a Material Adverse Effect;
(n) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (i) a sale or transfer of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement;
(o) any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except upon the termination of such Loan Document in accordance with its terms; or
(p) a Change in Control shall occur;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall become due and payable immediately, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.04(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
ARTICLE VIII
The Administrative Agent
Each of the Lenders and the Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or the Issuing Bank’s behalf.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or the Issuing Bank as any other Lender or institution serving as Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Bank.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or wilful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof.
The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank sufficiently in advance to the making of such Loan or the issuance, extension, renewal or amendment of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Bank and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and the Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.
Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or the Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or the Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Restatement Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Restatement Effective Date.
Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the foregoing provisions.

In furtherance of the foregoing and not in limitation thereof, no Hedging Agreement the obligations under which constitute Secured Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Hedging Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
Notwithstanding anything herein to the contrary, neither the Arrangers nor any Person named on the cover page of this Agreement as a Syndication Agent or a Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender), but all such Persons shall have the benefit of the indemnities provided for hereunder.
The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and none of the Borrower or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.
ARTICLE IX
Miscellaneous
SECTION 9.01. Notices. (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(i) if to the Borrower, to Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, California 94065, Attention of General Counsel (Fax No. (650) 654-1299), with a copy to Fenwick & West LLP, 555 California Street, 12th Floor, San Francisco, California 94104, Attention of David Michaels (Fax No. (415) 281-1350);
(ii) if to the Administrative Agent or the Issuing Bank, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn, Chicago, Illinois 60603, Attention of Katy Tyler (Fax No. (844) 490-5663, Email jpm.agency.cri@jpmorgan.com) with a copy to JPMorgan Chase Bank, N.A., 560 Mission Street, 19th Floor, San Francisco, California 94105, Attention of Caitlin Stewart (Fax No. (415) 367-4725); and
(iii) if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (or, if not given during normal business hours for the recipient, at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph.
(b) Any notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or the Issuing Bank if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent or the Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.
(c) Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.
(d) The parties hereto agree that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and liability for errors or omissions in the Communications is expressly disclaimed. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender, any Issuing Bank or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform.
SECTION 9.02. Waivers; Amendments. (a).No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
(b) Except as provided in Sections 2.19, 2.20 and 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (A) such amendment does not adversely affect the rights of any Lender or (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than as a result of any change in the definition, or in any components thereof, of the term “Leverage Ratio”), or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled maturity date of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (D) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (E) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender; provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” may be amended to include references to any new Class of Commitments and Loans created under this Agreement (or to Lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Loans or Lenders and to add customary “class voting” provisions, (F) release substantially all of the value of the Guarantees (including by limiting liability in respect thereof) created under the Collateral Agreement without the written consent of each Lender (except as expressly provided in Section 9.14 or the Collateral

Agreement) and (G) release all or substantially all the Collateral from the Liens of the Security Documents without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document, it being understood that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents); provided further that no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent or the Issuing Bank without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (x) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B) or (C) of clause (ii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification, (y) in the case of any amendment, waiver or other modification referred to in clause (ii) of the first proviso of this paragraph and approved by the Required Lenders, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to or accrued for the account of, such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitment terminates by the terms and upon the effectiveness of such amendment, waiver or other modification or (z) any Lender with respect to any amendment to this Agreement (including the provisions of this Section) or any other Loan Document that is authorized by Section 2.19 or 2.20, including amendments to add references to any new Class of Commitments and Loans created under such Sections (or to Lenders extending such loans) or to add customary “class voting” provisions.
(c) Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Collateral Agreement or in any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of “Collateral and Guarantee Requirement”.
(d) Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.
SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a).The Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of counsel for any of the foregoing, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, including the preparation, execution and delivery of the Commitment Letter and the Fee

Letter, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, the Syndication Agent, the Documentation Agent, each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring, arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Commitment Letter, the Fee Letter, this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Commitment Letter, the Fee Letter, this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by the Borrower, any of its Affiliates or any third party (and regardless of whether any Indemnitee is a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c) To the extent that the Borrower fails to pay any amount required to be paid by it under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Issuing Bank in such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures and unused Commitments at the time (or most recently outstanding and in effect).
(d) To the extent permitted by applicable law, the Borrower shall not assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) except to the extent the same are found by a final, nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of such Indemnitee, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e) All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04. Successors and Assigns. (a).The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Syndication Agent, the Documentation Agent and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agent, the Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A) the Borrower; provided that no consent of the Borrower shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, and (2) if an Event of Default has occurred and is continuing, for any other assignment; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;
(B) the Administrative Agent; and
(C) the Issuing Bank, in the case of any assignment of all or a portion of a Commitment or any Lender’s obligations in respect of its LC Exposure.
(ii) Assignments shall be subject to the following additional conditions:
(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform), together with a processing and recordation fee of $3,500; provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and
(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.15(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain

MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.
(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03).
(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, the Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v) Upon receipt by the Administrative Agent of an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and
Assumption posted on the Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.15(f) (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.
(c) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(f) (it being understood that the documentation required under Section 2.15(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Section 2.17 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.13 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other right or obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank, any Lender or their Affiliates may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, the Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by the Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with the Issuing Bank, or being supported by a letter of credit that names the Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.04(d) or 2.04(f). The provisions of Sections 2.13, 2.14, 2.15, 2.16(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a).This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under the Commitment Letter and any commitment advices submitted by them (but do not supersede any other provisions of the Commitment Letter or the Fee Letter (or any separate letter agreements with respect to fees payable to the Administrative Agent or the Issuing Bank) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual signature page shall be effective as delivery of a manually executed counterpart of this Agreement.
(b) The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or the Issuing Bank, or by such an Affiliate, to or for the credit or the account of the Borrower against any of and all the obligations then due of the Borrower now or hereafter existing under this Agreement held by such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement. The rights of each Lender and the Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or Affiliate may have.
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a).This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.
(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY

LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any Governmental Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Borrower or any Subsidiary and its obligations, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or any Subsidiary or their businesses, other than (i) any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower and (ii) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement binding on either Arranger or the Administrative Agent, such parties may disclose Information as provided in this Section 9.12.
SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.14. Release of Liens and Guarantees. %3.A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to the Borrower or any Subsidiary) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
SECTION 9.15. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such Act.
SECTION 9.16. No Fiduciary Relationship. The Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Bank and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Bank or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Lenders, the Issuing Bank and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders, the Issuing Bank or their Affiliates has any obligation to disclose any of such interests to the Borrower or any of their Affiliates.
SECTION 9.17. Non-Public Information. (a).Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.
(b) The Borrower and each Lender acknowledge that, if information furnished by the Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that the Borrower has indicated as containing MNPI solely on that portion of the Platform as is designated for Private Side Lender Representatives and (ii) if the Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private Side Lender Representatives. The Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Borrower without liability or responsibility for the independent verification thereof.
SECTION 9.18. Excluded Swap Obligations. Notwithstanding any provision of this Agreement or any other Loan Document, no Guarantee by any Subsidiary Loan Party under any Loan Document shall include a Guarantee of any Secured Obligation that, as to such Subsidiary Loan Party, is an Excluded Swap Obligation, and no Collateral provided by any Subsidiary Loan Party shall secure any Secured Obligation that, as to such Subsidiary Loan Party, is an Excluded Swap Obligation. In the event that any payment is made pursuant to any Guarantee by, or any amount is realized from Collateral of, any Subsidiary Loan Party as to which any Secured Obligations are Excluded Swap Obligations, such payment or amount shall be applied to pay the Secured Obligations of such Loan Party as otherwise provided herein and in the other Loan Documents without giving effect to such Excluded Swap Obligations, and each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Secured Obligations or any specified portion of the Secured Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.
SECTION 9.19. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SHUTTERFLY, INC.,
by
/s/ Mike Pope
Name: Mike Pope
Title: SVP & Chief Financial Office

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, by
/s/ Caitlin Stewart
Name: Caitlin Stewart
Title: Vice President

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF SHUTTERFLY, INC.

Name of Institution: Bank of America, N.A.
by
/s/ Karina Skuggedal
Name: Karina Skuggedal
Title: Vice President

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF SHUTTERFLY, INC.

Name of Institution: Morgan Stanley Bank, N.A.,
by
/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[[NYCORP:3596218v10:4510W: 06/08/2016--01:41 PM]]
23930/00500/DOCS/4072668.1

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF SHUTTERFLY, INC.

Name of Institution: Wells Fargo Bank, National Association
by
/s/ Scott C. Schnugg
Name: Scott C. Schnugg
Title: Vice President

[[NYCORP:3596218v10:4510W: 06/08/2016--01:41 PM]]
23930/00500/DOCS/4072668.1

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF SHUTTERFLY, INC.

Name of Institution: U.S. BANK NATIONAL ASSOCIATION:
by
/s/ Dan Stevens
Name: Dan Stevens
Title: Vice President

[[NYCORP:3596218v10:4510W: 06/08/2016--01:41 PM]]
23930/00500/DOCS/4072668.1

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF SHUTTERFLY, INC.

Name of Institution: BMO Harris Bank, N.A., as a Lender
by
/s/ Christina Boyle
Name: Christina Boyle
Title: Managing Director

[[NYCORP:3596218v10:4510W: 06/08/2016--01:41 PM]]
23930/00500/DOCS/4072668.1

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF SHUTTERFLY, INC.

Name of Institution: SUNTRUST BANK
by
/s/ Thomas Mangum
Name: Thomas Mangum
Title: Director

[[NYCORP:3596218v10:4510W: 06/08/2016--01:41 PM]]
23930/00500/DOCS/4072668.1

CREDIT AGREEMENT SCHEDULES:
Schedule 1.01    —    Existing Letters of Credit
Schedule 2.01    —    Commitments
Schedule 3.11    —    Subsidiaries and Joint Ventures
Schedule 3.12    —    Insurance
Schedule 6.01    —    Existing Indebtedness
Schedule 6.02    —    Existing Liens
Schedule 6.04    —    Existing Investments
Schedule 6.10    —    Existing Restrictions

Schedule 1.01
Existing Letters of Credit
None.

Schedule 2.01
Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$30,000,000
Wells Fargo Bank, N.A.	$30,000,000
Morgan Stanley Bank, N.A.	$30,000,000
U.S. Bank National Association	$30,000,000
Bank of America, N.A.	$30,000,000
SunTrust Bank	$25,000,000
BMO Harris Bank N.A.	$25,000,000
TOTAL:	$200,000,000

Schedule 3.11
Subsidiaries and Joint Ventures

Subsidiary	Jurisdiction of Organization	Percent Ownership
BorrowLenses, LLC	California	100%
MyPublisher, Inc.	New York	100%
Penguin Digital, Inc.	Delaware	100%
Shutterfly Images, LLC	Delaware	100%
Shutterfly Israel Ltd.	Israel	100%

Schedule 3.12
Insurance

Policy No.	Term	Description	Premium
National Union Fire Insurance Company #[*]	9/29/2015-2016	Primary Directors & Officers Liability $[*] Limit of Liability	$[*]
ACE American #[*]	9/29/2015-2016	Excess Directors & Officers Liability $[*] Excess of $[*]	$[*]
Twin City Fire #[*]	9/29/2015-2016	Excess Directors & Officers Liability $[*] Excess of $[*]	$[*]
Berkley Ins. Co. #[*]	9/29/2015-2016	Excess Directors & Officers Liability $[*] Excess of $[*]	$[*]
Endurance Risk #[*]	9/29/2015-2016	Excess Directors & Officers Liability $[*] Excess of $[*]	$[*]
Travelers Casualty #[*]	9/29/2015-2016	Excess Directors & Officers Liability $[*] Excess of $[*]	$[*]
Arch Insurance Co. #[*]	9/29/2015-2016	Excess Directors & Officers Liability, Side A DIC $[*] Excess of $[*] Limit of Liability	$[*]
Old Republic Insurance Company #[*]	9/29/2015-2016	Excess Directors & Officers Liability, Side A DIC $[*] Excess of $[*] Limit of Liability	$[*]
Twin City Fire #[*]	9/29/2015-2016	Primary Employment Practices Liability $[*] Limit of Liability	$[*]
National Union Insurance Company #[*]	9/29/2015-2016	Fiduciary Liability $[*] Limit of Liability	$[*]

Policy No.	Term	Description	Premium
National Union Insurance Company #[*]	9/29/2015-2016	Crime $[*] Limit of Liability	$[*]
Zurich American Insurance Company #[*]	9/29/2015-2016	U.S. Property Policy	$[*]
Zurich American Insurance Company #[*]	9/29/2015-2016	Foreign Property Policy	$[*]
Starnet Insurance Company #[*]	9/29/2015-2016	General & Automobile Liability	$[*]
Berkley National Insurance Company #[*]	9/29/2015-2016	Workers’ Compensation & Employer’s Liability	$[*]
Berkley National Insurance Company #[*]	9/29/2015-2016	Primary Umbrella Liability Policy $[*]	$[*]
Great American Insurance Company #[*]	9/29/2015-2016	Excess Umbrella Liability Policy $[*] Excess of $[*]	$[*]
Indemnity Insurance Co. #[*]	9/29/2015-2016	Cargo $[*] Shipment of lenses. $[*] All other shipments.	$[*]
Illinois Union Insurance Company #[*]	9/29/2015-2016	Digital Technology & Professional Liability $[*]	$[*]
National Union Fire Insurance Company #[*]	9/29/2015-2016	Excess Digital Technology & Professional Liability $[*] Excess of $[*]	$[*]

Schedule 6.01
Existing Indebtedness
See attached.

Schedule 6.01
Existing Indebtedness

Debtor	Creditor	Outstanding Principal as of 5/31/2016	Identifying Information	Total Quantity
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*], [*], [*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]

________________________
* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]
Shutterfly, Inc.	[*]	[*]	[*]	[*]

Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]

Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]
Shutterfly, Inc.	[*]	[*]	[*]*	[*]

Shutterfly, Inc.	[*]	[*]	[*]**	[*]
Shutterfly, Inc.	[*]	[*]	[*]**	[*]
Shutterfly, Inc.	[*]	[*]	[*]**	[*]
Shutterfly, Inc.	[*]	[*]	[*]**	[*]
Shutterfly, Inc.	[*]	[*]	[*]**	[*]
Shutterfly, Inc.	[*]	[*]	[*]**	[*]
Shutterfly, Inc.	[*]	[*]	[*]**	[*]
Shutterfly, Inc.	[*]	[*]	[*]**	[*]
Shutterfly, Inc.	[*]	[*]	[*]**	[*]
Shutterfly, Inc.	[*]	[*]	[*]**	[*]
Shutterfly, Inc.	[*]	[*]	[*]**	[*]
Shutterfly, Inc.	[*]	[*]	[*]**	[*]
Shutterfly, Inc.	[*]	[*]	[*]**	[*]
Shutterfly, Inc.	[*]	[*]	[*]**	[*]
Shutterfly, Inc.	[*]	[*]	[*]**	[*]
Shutterfly, Inc.	[*]	[*]	[*]**	[*]
Shutterfly, Inc.	[*]	[*]	[*]**	[*]

*SFLY has entered into a contract on May 31, 2016 with [*] for [*] new [*] at a list price of $[*] per press. Shipment of this equipment will occur later in 2016.

**SFLY has entered into a contract on May 31, 2016 with [*] in which [*] has purchased all [*] printers. No more related lease obligation.

_____________________
* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 6.02
Existing Liens

Debtor	State	Jurisdiction	Secured Party	Original File Date	Original File Number	Collateral
Shutterfly, Inc.	DE	Secretary of State	Hewlett-Packard Financial Services	04/08/2011	20111317158	All equipment and software leased or financed by HP
Shutterfly, Inc.	DE	Secretary of State	Xerox Corp			Leased press equipment from Xerox Corp (specially, iGen150 presses)
Shutterfly, Inc.	DE	Secretary of State	Canon Solutions America, Inc.			Leased press equipment from Canon (specially, Canon 3000 presses)
Shutterfly, Inc.	SC	Department of Revenue	SC Department of Revenue*
* Underlying taxes currently under dispute.

Schedule 6.04
Existing Investments
None.

Schedule 6.10
Existing Restrictions
None.

EXHIBIT A

[FORM OF]
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to below and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facility provided for under the Credit Agreement (including any Letters of Credit, Guarantees, and Swingline Loans included in such credit facility) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1. Assignor: _____________________________________________________
2. Assignee: _____________________________________________________
[and is an Affiliate/Approved Fund of [Identify Lender]]1
3. Borrower: Shutterfly, Inc.
4. Administrative Agent: JPMorgan Chase Bank, N.A.

________________________
1 Select as applicable

5. Credit Agreement: the Credit Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 among Shutterfly, Inc., the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent
6. Assigned Interest:

Aggregate Amount of Commitments/Loans of all Lenders	Principal Amount of the Commitment Assigned [2]	Principal Amount of Outstanding Revolving Loans Assigned [3]	Commitment Assigned as a Percentage of Aggregate Commitments [4]
$	$	$	%

Effective Date:                    , 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].
The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI about the Borrower, the Subsidiaries and their securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

________________________
2 Must comply with the minimum assignment amounts set forth in Section 9.04(b)(ii)(A) of the Credit Agreement.
3 Must comply with the minimum assignment amounts set forth in Section (9.04)(b)(ii)(A) of the Credit Agreement.
4 Set forth, to at least 9 decimals, as a percentage of the aggregate Commitments of all Lenders.

The terms set forth above are hereby agreed to:

________________, as Assignor,

  by
      _____________________________
      Name:
      Title:

________________, as Assignee,[5]

  by
      _____________________________
      Name:
      Title:

[Consented to and][6] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
      _____________________________
Name:
      Title:

Consented to:

[SHUTTERFLY, INC.,

  by
      _____________________________
Name:
      Title:][7]

JPMORGAN CHASE BANK, N.A., as an Issuing Bank and the Swingline Lender,

by
      _____________________________
Name:
      Title:

[NAME OF EACH ISSUING BANK],

by
      _____________________________
Name:
      Title:

________________________
5 The Assignee must deliver to the Company all applicable Tax forms required to be delivered by it under Section 2.16(f) of the Credit Agreement.6 No consent of the Administrative Agent is required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.
6 No consent of the Company is required for an assignment to a Lender, an Affiliate of a Lender
7 No consent of the Company is required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or, if an Event of Default has occurred and is continuing, for any other assignment. Borrower is deemed to have consented to any such assignment unless it shall object thereto by written notice of the Administrative Agent within five Business Days after having received notice thereof.

ANNEX 1 TO
ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, (iii) the financial condition of the Borrower, any of its Subsidiaries or other Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or other Affiliates or any other Person of any of their respective obligations under the Credit Agreement or any other Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Lender that is a U.S. Person, attached hereto is an executed original of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax and (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Agents shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments inpayments by the Administrative

Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT B

[FORM OF]
BORROWING REQUEST
JPMorgan Chase Bank, N.A.
as Administrative Agent
Loan and Agency Services Group
10 South Dearborn
Chicago, IL 60603
Attention: [ ]
Fax: [ ]

Copy to:

JPMorgan Chase Bank, N.A.
as Administrative Agent
277 Park Avenue, Floor 23
New York, NY 10172
Attention: [ ]
Fax: [ ]
[Date]

Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (the “Credit Agreement”), among Shutterfly, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement. This notice constitutes a Borrowing Request and the Borrower hereby gives you notice, pursuant to Section [2.03] [2.04] of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(A)	Aggregate principal amount of Borrowing :[1] $_________________

(C)	Date of Borrowing (which is a Business Day): ________________

(D)	Type of Borrowing: [2]____________________________________

(E)	Interest Period and the last day thereof:[3] _____________________
_____________________
1    Must comply with Section 2.02(c) and 2.04(a) of the Credit Agreement.
2     Specify ABR Borrowing or Eurocurrency Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.
3     Applicable to Eurocurrency Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, if agreed to by each Lender participating in the requested Borrowing, nine or twelve months). If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(F)	Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.:_________________________________________)
[Issuing Bank to which proceeds of the requested Borrowing are to be disbursed:__________________________________________]1
The Borrower hereby certifies that the conditions specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied and that, after giving effect to the Borrowing requested hereby, the Aggregate Revolving Exposure (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.01 or 2.05(b) of the Credit Agreement.

•Very truly yours,

SHUTTERFLY, INC.,

By:
Name:
Title:

_____________________
Borrowing, nine or twelve months). If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.
1    Specify only in the case of an ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) of the Credit Agreement.

EXHIBIT C

GUARANTEE AND COLLATERAL AGREEMENT
dated as of
November 22, 2011,
as amended as of May 10, 2013;
and as further amended and restated as of June 10, 2016
among
SHUTTERFLY, INC.,
THE SUBSIDIARIES OF SHUTTERFLY, INC.
IDENTIFIED HEREIN
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

Schedules
Schedule I    Subsidiary Loan Parties
Schedule II    Pledged Equity Interests; Pledged Debt Securities
Schedule III    Intellectual Property
Schedule IV    Commercial Tort Claims

Exhibits
Exhibit I    Form of Supplement
Exhibit II    Form of Perfection Certificate
Exhibit III    Form of Patent Security Agreement
Exhibit IV    Form of Trademark Security Agreement
Exhibit V    Form of Copyright Security Agreement

1

GUARANTEE AND COLLATERAL AGREEMENT dated as of November 22, 2011, as Amended as of May 10, 2013 and as further Amended and Restated as of June 10, 2016 (this “Agreement”), among SHUTTERFLY, INC., a Delaware corporation, the SUBSIDIARIES from time to time party hereto and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent.
Reference is made to the Credit Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Shutterfly, Inc. (the “Borrower”), the Lenders party thereto and JPMCB, as Administrative Agent.
Pursuant to the Existing Credit Agreement (as defined in the Credit Agreement), the Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth therein. On the date hereof, the Existing Credit Agreement is being amended and restated to be in the form of the Credit Agreement. The effectiveness of the Credit Agreement, as so amended and restated, and the obligations of the Lenders to extend and maintain credit thereunder are conditioned upon, among other things, the execution and delivery of this Agreement, amending and restating the Existing Guarantee and Collateral Agreement. The Subsidiary Loan Parties are Affiliates of the Borrower, will derive substantial benefits from the amendment and restatement of the Existing Credit Agreement and the extension and maintenance of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to enter into such amendment and restatement and to extend and maintain such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement, provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.
“Agreement” has the meaning assigned to such term in the preamble hereto.

2

“Article 9 Collateral” has the meaning assigned to such term in
Section 4.01(a).
“Borrower” has the meaning assigned to such term in the recitals hereto.
“Cash Management Services” means the treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to the Borrower or any Subsidiary.
“Collateral” means Article 9 Collateral and Pledged Collateral.
“Collateral Access Agreement” means any landlord or bailee waiver and collateral access agreement in form and substance satisfactory to the Administrative Agent.
“Contributing Party” has the meaning assigned to such term in Section 6.02.
“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright owned by any other Person, or that any other Person now or hereafter otherwise has the right to license and all rights of such Grantor under any such agreement.
“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work subject to the copyright laws of the United States of America or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any similar office in any other country), including any of the foregoing listed on Schedule III.
“Credit Agreement” has the meaning assigned to such term in the recitals hereto.
“Excluded Equity Interests” has the meaning assigned to such term in
Section 3.01.
“Existing Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement dated as of November 22, 2011, among Shutterfly, the Subsidiaries of Shutterfly party thereto and JPMCB, as Administrative Agent, as in effect immediately prior to the amendment and restatement thereof in the form of this Agreement.
“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.
“Grantors” means the Borrower and each Subsidiary Loan Party.
“Guarantors” means the Borrower (except with respect to obligations of the Borrower) and each Subsidiary Loan Party.

3

“Intellectual Property” means all intellectual and similar property of every kind and nature, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
“IP Security Agreements” has the meaning assigned to such term in Section 4.02(b).
“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including those listed on Schedule III.
“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent, owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent owned by any other Person, or that any other Person otherwise has the right to license, is in existence, and all rights of any Grantor under any such agreement.
“Patents” means with respect to any Person all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States of America

4

or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States of America or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
“Perfection Certificate” means the Perfection Certificate dated the Restatement Effective Date delivered by the Borrower to the Administrative Agent pursuant to Section 4.01(f) of the Credit Agreement.
“Pledged Collateral” has the meaning assigned to such term in
Section 3.01.
“Pledged Debt Securities” has the meaning assigned to such term in
Section 3.01.
“Pledged Equity Interests” has the meaning assigned to such term in Section 3.01.
“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited liability membership certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Secured Cash Management Obligations” means the due and punctual payment and performance of any and all obligations of the Borrower and each Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services that (a) are owed to the Administrative Agent, the Arranger or an Affiliate of any of the foregoing, or to any Person that, at the time such obligations were incurred, was the Administrative Agent, the Arranger or an Affiliate of any of the foregoing, (b) are owed on the Restatement Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Restatement Effective Date or (c) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred.
“Secured Hedge Obligations” means the due and punctual payment and performance of any and all obligations of the Borrower and each Subsidiary arising under each Hedging Agreement that (a) is with a counterparty that is the Administrative Agent, the Arranger or an Affiliate of any of the foregoing, or any Person that, at the time such Hedging Agreement was entered into, was the Administrative Agent, the Arranger or an Affiliate of any of the foregoing, (b) is in effect on the Restatement Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Restatement Effective Date

5

or (c) is entered into after the Restatement Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into.
“Secured Obligations” means (a) all the Loan Document Obligations, (b) all the Secured Hedge Obligations, (c) all the Secured Cash Management Obligations and (d) all the Secured Purchase Card Obligations.
“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Issuing Bank (d) each provider of Cash Management Services the obligations arising in respect of which constitute Secured Cash Management Obligations, (e) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations, (f) each counterparty to any purchase card agreement or related agreement the obligations under which constitute Secured Purchase Card Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the successors and assigns of each of the foregoing.
“Secured Purchase Card Obligations” means the due and punctual payment and performance of any and all obligations of each Loan Party arising under each purchase card facility providing corporate credit cards and related services to employees of such Loan Party that (a) is in effect on the Restatement Effective Date with a Person that is a Lender or an Affiliate of a Lender as of the Restatement Effective Date or (b) becomes effective after the Restatement Effective Date with a Person that is a Lender or an Affiliate of a Lender at the time such agreement is entered into.
“Security Interest” has the meaning assigned to such term in
Section 4.01(a).
“Subsidiary Loan Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement after the Restatement Effective Date.
“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.
“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.
“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any

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State of the United States of America or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
ARTICLE II
Guarantee
SECTION 2.01. Guarantee. Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Secured Obligations. Each Guarantor further agrees that the Secured Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any extension, renewal, amendment or modification of any Secured Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Secured Obligations, and also waives notice of acceptance of its guarantee hereunder and notice of protest for nonpayment.
SECTION 2.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Secured Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower, any other Loan Party, or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Secured Obligations, whether currently existing or hereafter incurred.
SECTION 2.03. No Limitations. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.12, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations, any impossibility in the performance of the Secured Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the

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release of any security held by the Administrative Agent or any other Secured Party for any of the Secured Obligations; (iv) any default, failure or delay, wilful or otherwise, in the performance of any of the Secured Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Secured Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Secured Obligations, all without affecting the obligations of any Guarantor hereunder.
(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Secured Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.
SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.
SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Secured Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such

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Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.
SECTION 2.06. Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
SECTION 2.07. California Matters. (a) As provided in Section 7.08, this Agreement is governed by, and is to be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the provisions of California law referred to below are in any way applicable to this Agreement or to any of the Secured Obligations.
(b) This Agreement is a continuing guarantee and shall be binding upon each Guarantor and its successors and assigns, and each Guarantor irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Agreement as to future transactions giving rise to any Secured Obligations. As used in this paragraph, any reference to “the principal” includes the Borrower, and any reference to “the creditor” includes the Secured Parties. In accordance with Section 2856 of the California Civil Code (i) each Guarantor waives any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including without limitation any and all rights or defenses such Guarantor or any other guarantor of the Secured Obligations may have because the Secured Obligations are secured by real property. This means, among other things: (A) the creditor may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by the principal; and (B) if the creditor forecloses on any real property collateral pledged by the principal: (x) the amount of the Secured Obligations may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (y) the creditor may collect from such Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from the principal. This is an unconditional and irrevocable waiver of any right and defenses such Guarantor may have because the Secured Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. Each Guarantor also waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Secured Obligation, has destroyed such Guarantor’s rights of

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subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Secured Obligations, has destroyed such Guarantor’s rights of contribution against such other guarantor. No other provision of this Agreement shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. Until the Secured Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of (i) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any of its assets in connection with this Agreement or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (A) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower, (B) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against the Borrower, and (C) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party and (ii) any right of contribution such Guarantor now has or may hereafter have against any other guarantor of any of the Secured Obligations.
ARTICLE III
Pledge of Securities
SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests now owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor on Schedule II, and (ii) all certificates and any other instruments representing all such Equity Interests (collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include (A) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary; and (B) Equity Interests in any Person that is not a Subsidiary, to the extent such assignment, pledge and grant requires, pursuant to the constituent documents of such Person or any related joint venture, shareholder or like agreement binding on any shareholder, partner or member of such Person, the consent of any governing body, shareholder, partner or member of such Person (other than of the Borrower or any of its Affiliates) and such consent shall not have been obtained (the Equity Interests so excluded under clauses (A) and (B) above being collectively referred to herein as the “Excluded Equity Interests”); (b)(i) the debt securities now owned or at any time hereafter acquired by such Grantor, including those listed opposite the name of such

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Grantor on Schedule II, and (ii) the promissory notes and any other instruments evidencing all such debt securities (collectively, the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section and Section 3.02; (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).
SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities (i) on the date hereof, in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (ii) promptly after the acquisition thereof (and, in any event, as required under the Credit Agreement), in the case of any such Pledged Securities acquired by such Grantor after the date hereof.
(b) Each Grantor will cause all Indebtedness for borrowed money owed to such Grantor by the Borrower or any Subsidiary to be evidenced by a duly executed promissory note that is delivered to the Administrative Agent (i) on the date hereof, in the case of any such promissory note existing on the date hereof, and (ii) promptly after the acquisition thereof (and, in any event, as required under the Credit Agreement), in the case of any such promissory note acquired by such Grantor after the date hereof.
(c) Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by undated stock powers duly executed by the applicable Grantor in blank or other undated instruments of transfer satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor in blank and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof, provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
SECTION 3.03. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:
(a) Schedule II sets forth, as of the Restatement Effective Date, a true and complete list, with respect to each Grantor, of (i) all the Pledged Equity Interests owned by such Grantor and the percentage of the issued and outstanding units of each class of

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the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;
(b) the Pledged Equity Interests and Pledged Debt Securities issued by a Subsidiary of a Grantor have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof; subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement, Permitted Encumbrances and transfers made in compliance with the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement, Permitted Encumbrances and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and Permitted Encumbrances), however arising, of all Persons whomsoever;
(d) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
(e) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect and any consents or approvals required by the laws of the jurisdiction of organization in the case of any Foreign Subsidiaries);
(f) by virtue of the execution and delivery by the Grantors of this Agreement, and subject to applicable local law in the case of any Equity Interests in any Foreign Subsidiary, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and
(g) subject to applicable local law in the case of any Equity Interests in any Foreign Subsidiary, the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein.
SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests. Each interest in any limited liability company or limited partnership that (a) is a Subsidiary of any Grantor, (b) has total assets of greater than

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$1,000,000 and (c) is pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC.
SECTION 3.05. Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, in the name of its nominee (as pledgee or as sub-agent) or in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent. Each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. The Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
SECTION 3.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Grantors that their rights under this Section are being suspended:
(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents;
(ii) the Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section; and
(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, but only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws, provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, and required to be delivered to the Administrative Agent hereunder, shall not be commingled by such Grantor with any of its other funds or property

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but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsements, stock powers or other instruments of transfer).
(b) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsements, stock powers or other instruments of transfer). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property shall be held as security for the payment and performance of the Secured Obligations and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section and that remain in such account.
(c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.
(d) Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the

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Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s right to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
ARTICLE IV
Security Interests in Personal Property
SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
(i) all Accounts;
(ii) all Chattel Paper;
(iii) all cash and Deposit Accounts;
(iv) all Documents;
(v) all Equipment;
(vi) all General Intangibles, including all Intellectual Property;
(vii) all Instruments;
(viii) all Inventory;
(ix) all other Goods;
(x) all Investment Property;
(xi) all Letter-of-Credit rights;
(xii) all Commercial Tort Claims specifically described on Schedule IV, as such schedule may be supplemented from time to time;
(xiii) all books and records pertaining to the Article 9 Collateral; and
(xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
(b) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial

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Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.
Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.
(c) The Security Interest and the security interest granted pursuant to Article III are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
(d) Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to (i) any contract or agreement to which a Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (x) the unenforceability of any right of the Grantor therein or (y) in a breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in clause (x) or (y) of this paragraph (d) including, any Proceeds of such contract or agreement; (ii) Excluded Equity Interests or (iii) the Equipment referred to in Section 6.02(xiii) of the Credit Agreement; provided that if the Indebtedness referred to in Section 6.01(a)(xv) of the Credit Agreement shall be repaid or forgiven or the Lien referred to in such Section 6.02(xiii) shall be released, then the security interest granted hereunder shall forthwith attach to such Equipment.
SECTION 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent for the benefit of the Secured Parties that:
(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant the Security Interest and has full

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power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.
(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Restatement Effective Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedules 2A and 2B to the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Restatement Effective Date in the case of filings, recordings or registrations required by Section 5.04(a) or 5.12 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States of America (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. A Patent Security Agreement in the form of Exhibit III hereto, a Trademark Security Agreement in the form of Exhibit IV hereto and a Copyright Security Agreement in the form of Exhibit V hereto (such agreements being collectively referred to herein as the “IP Security Agreements”), in each case containing a description of the Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights and Copyright Licenses, as applicable, as of the Restatement Effective Date, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States of America (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents,

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Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).
(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in paragraph (b) of this Section, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the IP Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted under Section 6.02 of the Credit Agreement that have priority as a matter of law (including as a result of priority in time of perfection).
(d) Schedule III sets forth, as of the Restatement Effective Date, a true and complete list, with respect to each Grantor, of (i) all Patents that have been granted by the United States Patent and Trademark Office, (ii) all Copyrights that have been registered with the United States Copyright Office, (iii) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending and (iv) all Copyright Licenses under which such Grantor is a licensee. In the event any certificate delivered pursuant to Section 5.01(c) of the Credit Agreement shall set forth any Intellectual Property, Schedule III shall be deemed to be supplemented to include the reference to such Intellectual Property, in the same form as such reference is set forth on such certificate.
SECTION 4.03. Covenants. (a) Each Grantor agrees promptly to notify the Administrative Agent in writing of any change (i) in corporate name, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Article 9 Collateral owned by it or any office or facility at which Article 9 Collateral owned by it is located (including the establishment of any such new office or facility in respect of any Grantor that is not a registered organization), (iii) in its identity or type of organization or corporate structure, (iv) in its Federal Taxpayer Identification Number or organizational identification number or (v) in its jurisdiction of organization. Each Grantor agrees to promptly provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest, having the priority required by this

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Agreement, in all the Article 9 Collateral. Each Grantor agrees promptly to notify the Administrative Agent if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged, destroyed, or subject to condemnation.
(b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01(a) of the Credit Agreement, the Borrower shall deliver to the Administrative Agent a certificate executed by a Financial Officer and the chief legal officer of the Borrower (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 4.03(b) and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings recordings or registrations, including all refilings, rerecordings and registrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) of this Section to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period). Each certificate delivered pursuant to this Section 4.03(b) shall identify in the format of Schedule III all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Administrative Agent.
(c) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement.
(d) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments, financing statements, agreements and documents and take all such other actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing and recording of any financing statements (including fixture filings) or other documents in connection herewith or therewith. Without limiting the generality of the foregoing, at the reasonable request of the Administrative Agent, each Grantor agrees to use commercially reasonable efforts to perfect the Security Interest in any Intellectual Property located outside the United States of America that is material to the business of the Borrower and the Subsidiaries. Each Grantor will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created pursuant to this Agreement.
(e) The Administrative Agent and such Persons as the Administrative Agent may reasonably designate shall have the right (the exercise of which will be at the

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Grantors’ own cost and expense not more than once in any year unless an Event of Default shall have occurred and be continuing), to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.09 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third party, by contacting Account Debtors or the third party possessing such Article 9 Collateral for the purpose of making such a verification. The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.
(f) At its option, the Administrative Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral that are not permitted pursuant to the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by this Agreement or the other Loan Documents, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization, provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees and Liens and maintenance as set forth herein or in the other Loan Documents.
(g) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.
(h) Unless and until the Administrative Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors may not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral, the Grantors may use and dispose of the Article 9 Collateral in any manner; provided that if any Event of Default shall have occurred and be continuing and the Administrative Agent shall have so notified the Grantors, none of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral without the prior consent of the Administrative Agent. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory in excess of $250,000 in book value to be in the possession or control of any warehouseman, agent, bailee, or processor at any time for a period of more than thirty (30) days unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have acknowledged in writing, in form and substance reasonably satisfactory to

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the Administrative Agent, that such warehouseman, agent, bailee or processor holds the Inventory for the benefit of the Administrative Agent subject to the Security Interest and shall act upon the instructions of the Administrative Agent without further consent from the Grantor, and that such warehouseman, agent, bailee or processor further agrees to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.
(i) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to their assets in accordance with the requirements set forth in Section 5.08 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Obligations secured hereby.
SECTION 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:
(a) Instruments and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any Instruments (other than any instrument with a face amount of less than $500,000) or Tangible Chattel Paper, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.
(b) Deposit Accounts. For each Deposit Account that any Grantor at any time opens or maintains, such Grantor shall, either (i) cause the depositary bank to agree to comply with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor or any other Person, pursuant to an agreement reasonably satisfactory to the Administrative Agent, or (ii) arrange for the Administrative Agent to become the customer of the depositary bank with respect to such Deposit

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Account, with the Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw funds from such deposit account. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default has occurred and is continuing or, after giving effect to any withdrawal, would occur. The provisions of this paragraph shall not apply to (A) any Deposit Account for which any Grantor, the depositary bank and the Administrative Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Administrative Agent for the specific purpose set forth therein, (B) escrow accounts in connection with acquisitions, (C) Deposit Accounts established and maintained solely for the purpose of funding payroll and other compensation and benefits to employees, and (D) other Deposit Accounts with amounts on deposit that do not, together with all other Deposit Accounts permitted by this clause (E), do not exceed $100,000.
(c) Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities (other than securities held by a securities intermediary or commodities intermediary), such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause the issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Administrative Agent to such securities intermediary as to such security entitlements or to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such commodity intermediary, as the case may be, in each case without further consent of any Grantor, such nominee, or any other Person, or (ii) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Administrative Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Administrative Agent agrees with each of the Grantors that the

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Administrative Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this paragraph shall not apply to any Financial Assets credited to a securities account for which the Administrative Agent is the securities intermediary.
(d) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.
(e) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $500,000, the Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.
(f) Collateral Access Agreements. The Company shall notify the Administrative Agent in the event that Inventory and/or Equipment with an aggregate book or fair market value in excess of $15,000,000 shall be located in any single facility leased by the Company or a Grantor or in any single warehouse and shall, upon the request of the Administrative Agent, use or cause the applicable Grantor to use commercially reasonable efforts to obtain a Collateral Access Agreement from the landlord or lessor of any such leased facility or the bailee or consignee with respect to any such warehouse.

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SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not do any act or omit to do to any act whereby any Patent required for the conduct of the business of the Borrower and the Subsidiaries may become invalidated or dedicated to the public (except as a result of expiration of such Patent at the end of its statutory term).
(b) Each Grantor will, for each Trademark required for the conduct of the business of the Borrower and the Subsidiaries, maintain such Trademark in full force free from any valid claim of abandonment or invalidity for non-use.
(c) Each Grantor will, for each work covered by a Copyright required for the conduct of the business of the Borrower and the Subsidiaries, use commercially reasonable efforts to continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.
(d) Each Grantor shall notify the Administrative Agent promptly if it knows that any Patent, Trademark or Copyright required for the conduct of the business of the Borrower and the Subsidiaries may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.
(e) Each Grantor will take all necessary steps that are consistent with its current practice (i) in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States of America or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights that are material to the business of the Borrower and its Subsidiaries (and to obtain the relevant grant or registration) and (ii) to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, in each case unless the Borrower shall determine that the same is not necessary for the conduct of its business.
(f) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, upon request of the Administrative Agent, use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.
ARTICLE V

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Remedies
SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Administrative Agent shall give the applicable Grantors 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion

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thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, at the direction of the Required Lenders, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
SECTION 5.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:
FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any

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other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and
THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.
SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, upon the occurrence and during the continuation of an Event of Default, provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
SECTION 5.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged

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Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.
SECTION 5.05. Registration. Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Administrative Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Administrative Agent, use its best efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Administrative Agent to permit the public sale of such Pledged Collateral. Each Grantor further agrees to indemnify, defend and hold harmless the Administrative Agent, each other Secured Party, any underwriter and their respective affiliates and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Administrative Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Administrative Agent or any other Secured Party expressly for use therein. Each Grantor further agrees, upon such written request

28

referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Administrative Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.
ARTICLE VI
Indemnity, Subrogation and Subordination
SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment in respect of any Secured Obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part any Secured Obligation, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
SECTION 6.02. Contribution and Subrogation. Each Guarantor and Grantor (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Secured Obligation or assets of any other Grantor (other than the Borrower) shall be sold pursuant to any Security Document to satisfy any Secured Obligation and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors and Grantors on the date hereof (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 7.13, the date of the supplement hereto executed and delivered by such Guarantor or Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section shall (subject to Section 6.03) be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.
SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of the Guarantors and Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the

29

indefeasible payment in full in cash of the Secured Obligations. No failure on the part of the Borrower or any other Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.
(b) Each Guarantor and Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor, Grantor or any other Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations.
ARTICLE VII
Miscellaneous
SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Loan Party shall be given to it in care of the Borrower in the manner provided in Section 9.01 of the Credit Agreement.
SECTION 7.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a

30

departure by any Loan Party from any covenant of such Loan Party set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.
(c) This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
SECTION 7.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) The Guarantors and the Grantors jointly and severally agree to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to the “Guarantors and Grantors.”
(b) Without limitation of its indemnification obligations under the other Loan Documents, the Guarantors and the Grantors jointly and severally agree to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by any Guarantor or Grantor arising out of, in connection with, or as a result of, the preparation, execution, delivery, performance or administration of this Agreement or any other agreement or instrument contemplated thereby or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement, any Affiliate of any such party or any third party (and regardless of whether any Indemnitee is a party thereto), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. This Section 7.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section shall survive and remain in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent or any other Secured Party.
(d) All amounts due under this Section shall be payable promptly after written demand therefor.

31

SECTION 7.04. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Lenders and the Issuing Banks and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of the Administrative Agent, any Lender, any Issuing Bank or any other Person and notwithstanding that the Administrative Agent, any Lender, any Issuing Bank or any other Person may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated.
SECTION 7.05. Counterparts; Effectiveness, Successors and Assigns. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any attempted assignment or transfer by any Loan Party shall be null and void), except as expressly contemplated by this Agreement or the Credit Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

32

SECTION 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 7.07. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of any Loan Party against any of and all the obligations then due of such Loan Party now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender, Issuing Bank or Affiliate may have.
SECTION 7.08. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of laws principles.
(b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.
(c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the Loan Parties hereto hereby irrevocably waives, to the fullest

33

extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 7.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 7.11. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of the security interest in the Pledged Collateral and all obligations of each Loan Party hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment to or waiver of, or any consent to any departure from, the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral securing, or any release or amendment to or waiver of, or any consent to any departure from, any guarantee of, all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Secured Obligations or this Agreement.
SECTION 7.12. Termination or Release. (a) This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Document Obligations have been paid in full

34

and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.
(b) A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary, provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.
(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or other transfer to the Borrower or a Subsidiary), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the security interest in such Collateral shall be automatically released.
(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section, the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
SECTION 7.13. Additional Subsidiaries. Pursuant to the Credit Agreement, certain Subsidiaries not a party hereto on the Restatement Effective Date are required to enter in this Agreement. Upon the execution and delivery by the Administrative Agent and any such Subsidiary of a Supplement, such Subsidiary shall become a Subsidiary Loan Party, a Guarantor and a Grantor hereunder, with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Loan Party. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Loan Party as a party to this Agreement.
SECTION 7.14. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the

35

Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes, provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.
SECTION 7.15. Certain Acknowledgments and Agreements. Each Subsidiary Loan Party hereby acknowledges the provisions of Section 2.16 of the Credit Agreement and agrees to be bound by such provisions with the same force and effect, and to the same extent, as if such Subsidiary Loan Party were a party to the Credit Agreement.
SECTION 7.16. Amendment and Restatement of Existing Guarantee and Collateral Agreement. This Agreement shall amend and restate the Existing Guarantee and Collateral Agreement in its entirety, and all of the terms and provisions hereof shall supersede the terms and conditions thereof. The obligations of the Guarantors and Grantors evidenced under this Agreement renew, extend, and modify, but do not extinguish or discharge, the obligations of the Guarantors and Grantors under the Existing Guarantee and Collateral Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SHUTTERFLY, INC.,
by
/s/ Mike Pope
Name: Mike Pope
Title: SVP & Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by
/s/ Caitlin Stewart
Name: Caitlin Stewart
Title: Vice President

GUARANTEE AND COLLATERAL AGREEMENT SCHEDULES
Schedule I     -    Subsidiary Loan Parties
Schedule II     -    Pledged Equity Interests; Pledged Debt Securities
Schedule III     -    Intellectual Property
Schedule IV     -    Commercial Tort Claims

Schedule I to
the Guarantee and
Collateral Agreement

SUBSIDIARY LOAN PARTIES

None.

Schedule II to
the Guarantee and
Collateral Agreement
EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests
BorrowLenses, LLC	N/A	Shutterfly, Inc.	1 membership interest	100%
MyPublisher, Inc.	N/A	Shutterfly, Inc.	100 shares of common stock	100%
Penguin Digital, Inc.	N/A	Shutterfly, Inc.	11,757,527 shares of common stock	100%
Shutterfly Images, LLC	N/A	Shutterfly, Inc.	1 membership interest	100%
Shutterfly Israel Ltd.	N/A	Shutterfly, Inc.	975,000 ordinary shares	65%

DEBT SECURITIES
The Borrower does not hold any debt securities of any Issuer as of the Restatement Effective Date; it owns certain debt securities that are Permitted investments through a securities account.

Schedule III to
the Guarantee and
Collateral Agreement
INTELLECTUAL PROPERTY
See attached.
The Borrower does not own any registered copyrights or have any pending applications therefor, in the U.S. or any other jurisdiction, as of the Restatement Effective Date.

US Patents Granted
	Patent No.	Title
1	6,583,799	Image uploading
2	6,583,852	Apparatus, architecture and method for high-speed printing
3	6,587,596	System and method of cropping an image
4	6,646,754	Backprinting image prints
5	6,657,702	Facilitating photographic print re-ordering
6	6,704,712	Remote film scanning and image transfer system, protocol and method
7	6,839,803	Multi-tier data storage system
8	6,941,276	System and method of changing attributes of an image-based product
9	6,943,866	Image prints having customized backprinting message
10	6,973,222	System and method of cropping an image
11	7,016,059	Printing images in an optimized manner
12	7,016,869	System and method of changing attributes of an image-based product
13	7,082,227	Producing printed images having personalized features
14	7,120,274	Automated copyright detection in digital images
15	7,146,575	Image uploading
16	7,190,370	Previewing and manipulating a framed image print
17	7,230,628	Previewing a framed image print
18	7,236,258	Personalized photo greeting cards
19	7,242,993	Automated Manufacture Automation system
20	7,243,079	User interface and methods for online print service
21	7,269,800	Restartable image uploading
22	7,317,960	Automated Manufacture Automation system
23	7,328,173	Automated printing system for producing copyright protected image-based product
24	7,366,322	Automated copyright detection in digital images
25	7,391,528	Apparatus and method for high-throughput and flexible digital printing
26	7,395,229	System and method of changing attributes of an image-based product
27	7,437,024	Producing printed images having personalized features
28	7,467,222	Image ranking for image products and services
29	7,474,801	Automatic generation of a photo album
30	7,492,922	Automated verification of copyrighted digital images
31	7,512,859	System and method for image management
32	7,561,299	Personalized gift cards for imaging products and services
33	7,576,752	System and methods for manipulating digital images
34	7,599,854	Photographic image upload kiosk and method
35	7,614,837	Manufacture Automation system for personalized photo books
36	7,751,069	Manufacture Automation system and process for personalized greeting cards
37	7,830,399	System and methods for manipulating digital images
38	7,911,627	Manufacture Automation system for personalized photo-book products
39	8,024,233	System and method for processing personalized stationery designs and selecting fulfillment order sites
40	8,024,231	Providing image-based product in an electronic marketplace
41	8,036,489	System and methods for creating photobooks
42	8,051,035	System and methods for image management

43	8,065,196	System and method for processing personalized stationery designs and selecting fulfillment order sites
44	8,078,969	User interface and methods for generating image collage
45	8,082,053	Automated Manufacture Automation system
46	8,089,655	Personalized gift cards for imaging products and services
47	8,131,114	Smart Photobook Creation
48	8,155,481	System and methods for creating photobooks
49	8,161,375	System and method for design and generating online stationery
50	8,196,038	System, method and graphical user interface for managing contacts and calendars within an online cards system
51	8,234,181	System, method and graphical user interface for managing contacts and calendars within an online cards system
52	8,239,290	Graphical user interface, system and method for managing contacts within an online cards system
53	8,255,290	System and methods for managing contacts within an online cards system
54	8,306,925	System and method for managing quantity tiers using attributes in an online stationery system
55	8,312,381	Systems and methods for webpage creation and updating
56	8,327,253	System and method for creating photo books using video
57	8,363,888	Proactive creation of photobooks
58	8,396,326	System and methods for creating photobooks
59	8,412,589	Photobook engine powered by blog content
60	8,437,575	Proactive creation of image-based products
61	D505975	Book cover
62	8,504,932	Image collage builder
63	8,554,020	System and method for creating and sharing photo stories
64	8,555,154	Flexible methods for creating photobooks
65	8,577,752	Photobook engine powered by blog content
66	8,655,105	Proactive creation of image-based products
67	8,655,111	System and method for creating and sharing photo stories
68	8,655,893	Organizing images captured by multiple image capture devices
69	8,660,366	Smart Creation of Photobooks
70	8,705,891	Smart Photobook Creation
71	8,769,420	Systems and methods for webpage creation and updating
72	8,798,401	Image sharing with facial recognition models
73	8,805,124	System and method for creating a photo calendar
74	8,848,972	Proactive creation of photobooks
75	8,861,804	Assisted Photo-Tagging With Facial Recognition Models
76	8,861,897	Systems and methods for creating a collection of images
77	8,897,597	Proactive creation of image-based products
78	8,910,055	Online system and method for automated greeting card generation and mailing
79	8,959,429	System, method and graphical user interface for managing contacts and calendars within an online cards system
80	8,959,422	Reducing system resource requirements for user interactive and customizable image product
81	9,014,489	System and method for creating and sharing photo stories
82	9,015,580	System, method and graphical user interface for managing contacts and calendars within an online cards system
83	9,021,373	Systems and methods for webpage creation and updating
84	9,063,956	Assisted photo-tagging with facial recognition models
85	9,081,484	System and method for creating photo books using video

86	9,092,457	Organizing images captured by multiple image capture devices
87	9,111,178	Systems and methods for creating a collection of images
88	9,152,313	Universal picture access across devices
89	9,153,056	Adaptive and fast image collage creation
90	9,241,018	System and method for storing and sharing images
91	9,244,941	Proactive creation of image-based products
92	9,280,701	Grouping face images using statistic distribution estimate
93	9,294,306	Intelligent prevention of spam emails at share sites
94	9,298,404	Digital printing system having optimized paper usage
95	9,354,781	Systems and methods for creating photobooks

SHUTTERFLY, INC. - TRADEMARK STATUS TABLE - MAY 26, 2016
Mark	Status	Country	Filing Date	Application No.	Registration Date	Registration No.	HPBB Docket No.
BIG IMPRESSIONS	Registered - (G)	United States - (US)	12/01/2010	85/188,355	07/19/2011	3,997,078	60248-0052
BOOKMAKER	Registered - (G)	Japan - (JP)	10/04/2005	2005-092383	04/14/2006	4945250	60248-0141
BOOKMAKER	Registered - (G)	Republic of Korea - (KR)	10/08/2005	40-2005-46845	06/16/2006	666712	60248-0143
BOOKMAKER	Registered - (G)	Canada - (CA)	10/04/2005	1274558	10/06/2006	TMA674387	60248-0136
BOOKMAKER	Registered - (G)	China P.R. - (CN)	11/08/2005	4990024	10/28/2008	4990024	60248-0138
BOOKMAKER	Registered - (G)	United States - (US)	05/02/2007	77/170,692	12/16/2008	3,545,807	60248-0126
BOOKWORTHY	Registered - (G)	Australia - (AU)	05/22/2013	1558507	05/22/2013	1558507	60248-0145
BOOKWORTHY	Filed - (F)	Canada - (CA)	05/21/2013	1627484			60248-0146
BOOKWORTHY	Registered - (G)	Community Trademark - (EM)	05/22/2013	11834215	05/22/2013	11834215	60248-0147
BOOKWORTHY	Registered - (G)	New Zealand - (NZ)	12/27/2012	977772	12/27/2012	977772	60248-0148
BOOKWORTHY	Registered - (G)	United States - (US)	12/27/2012	85/811,547	11/26/2013	4,441,422	60248-0121
BORROWLENSES	Registered - (G)	Australia - (AU)	08/25/2014	1642919	03/23/2015	1642919	60248-0174
BORROWLENSES	Registered - (G)	United States - (US)	10/28/2013	86/103,749	07/15/2014	4,567,088	60248-0166
BORROWLENSES	Registered - (G)	Australia - (AU)	02/17/2014	1606411	02/17/2014	1606411	60248-0167
BORROWLENSES	Registered - (G)	New Zealand - (NZ)	10/28/2013	992680	10/28/2013	992680	60248-0168
BORROWLENSES	Registered - (G)	Community Trademark - (EM)	02/17/2014	12604328	02/17/2014	12604328	60248-0169
BORROWLENSES.COM	Registered - (G)	United States - (US)	11/30/2010	85/186,814	07/05/2011	3989645	60248-0165
CARDWORTHY	Registered - (G)	Australia - (AU)	05/22/2013	1558509	05/22/2013	1558509	60248-0149
CARDWORTHY	Filed - (F)	Canada - (CA)	05/21/2013	1627485			60248-0150
CARDWORTHY	Registered - (G)	New Zealand - (NZ)	05/22/2013	977771	05/22/2013	977771	60248-0151
CARDWORTHY	Registered - (G)	United States - (US)	09/07/2012	85/723,889	01/07/2014	4,463,721	60248-0104
CARDWORTHY	Registered - (G)	Community Trademark - (EM)	12/12/2012	11417681	12/12/2012	11417681	60248-0119
CUSTOM PATH	Registered - (G)	Community Trademark - (EM)	09/20/2012	11203163	09/20/2012	11203163	60248-0105
CUSTOM PATH	Registered - (G)	United States - (US)	06/11/2012	85/648,993	05/07/2013	4,330,824	60248-0076
DIGI-SCRAPBOOK	Registered - (G)	United States - (US)	05/15/2007	77181718	01/01/2008	3363970	60248-0164
FavePics	Filed - (F)	United States - (US)	11/12/2015	86/818,599			60248-0190
FavePics	Filed - (F)	Community Trademark - (EM)	04/12/2016	15326275			60248-0193

Mark	Status	Country	Filing Date	Application No.	Registration Date	Registration No.	HPBB Docket No.
FavePics	Filed - (F)	Canada - (CA)	05/06/2016	1781086			60248-0194
FavePics	Filed - (F)	Australia - (AU)	04/12/2016	1764290			60248-0195
FavePics	Filed - (F)	New Zealand - (NZ)	04/12/2016	1040934			60248-0196
FavePix	Filed - (F)	United States - (US)	11/17/2015	86823441			60248-0191
GROOVEBOOK	Registered - (G)	United States - (US)	02/14/2014	86194653	10/13/2015	4,829,740	60248-0175
HOW FAST TIME FLIES	Registered - (G)	United States - (US)	06/04/2009	77752311	03/08/2011	3929279	60248-0163
KEEPSHOT	Registered - (G)	United States - (US)	10/16/2012	85/755,342	01/14/2014	4,467,575	60248-0128
MAGNOLIA PRESS	Registered - (G)	United States - (US)	01/03/2011	85/209,356	07/19/2011	3,997,922	60248-0051
MAKE ONE LIKE THIS	Registered - (G)	United States - (US)	02/26/2008	77/406,577	04/07/2009	3,601,233	60248-0014
Miscellaneous Design (Elephant Logo)	Registered - (G)	United States - (US)	12/01/2010	85/188,347	07/19/2011	3,997,077	60248-0053
Miscellaneous Design (Elephant Logo)	Registered - (G)	Australia - (AU)	05/26/2011	1427257	05/26/2011	1427257	60248-0058
Miscellaneous Design (Elephant Logo)	Registered - (G)	Canada - (CA)	05/26/2011	1529273	12/19/2012	TMA838,787	60248-0059
Miscellaneous Design (Elephant Logo)	Registered - (G)	Community Trademark - (EM)	05/26/2011	9998287	11/19/2015	009998287	60248-0060
Miscellaneous Design (Elephant Logo)	Registered - (G)	New Zealand - (NZ)	12/01/2010	842713	12/01/2010	842713	60248-0061
Monthly Moments by Shutterfly	Filed - (F)	United States - (US)	02/29/2016	86923686			60248-0192
MY PUBLISHER LOGO	Registered - (G)	United States - (US)	10/20/2009	77/853,103	07/05/2011	3,990,717	60248-0133
MYBOOK	Filed - (F)	United States - (US)	04/03/2007	77/147,636			60248-0134
MYPUBLISHER	Registered - (G)	Japan - (JP)	06/11/2004	2004-054313	11/05/2004	4815340	60248-0142
MYPUBLISHER	Registered - (G)	Republic of Korea - (KR)	10/08/2005	40-2005-46846	06/16/2006	666711	60248-0144
MYPUBLISHER	Registered - (G)	Community Trademark - (EM)	06/11/2004	3881083	06/11/2004	003881083	60248-0140
MYPUBLISHER	Registered - (G)	United States - (US)	03/13/2002	76/381,710	01/14/2003	2,674,783	60248-0130
MYPUBLISHER	Registered - (G)	United States - (US)	09/12/2001	76/311,635	12/10/2002	2,658,767	60248-0131
MYPUBLISHER	Registered - (G)	United States - (US)	04/12/2004	78/400,308	08/16/2005	2,986,529	60248-0132
MYPUBLISHER	Registered - (G)	Canada - (CA)	06/11/2004	1219997	07/11/2006	TMA667250	60248-0137
MYPUBLISHER	Registered - (G)	China P.R. - (CN)	11/08/2005	4990025	10/28/2008	4990025	60248-0139
NEXO	Registered - (G)	United States - (US)	1/26/2007	77/092692	10/27/2009	3,701,973
Perfectly Personal	Registered - (G)	United States - (US)	06/10/2014	86/305,878	05/19/2015	4,740,761	60248-0171
PERFECTLY PERSONAL	Filed - (F)	Canada - (CA)	12/04/2014	1705770			60248-0176
PERFECTLY PERSONAL	Registered - (G)	Community Trademark - (EM)	12/05/2014	13532536	05/07/2015	13532536	60248-0177

Mark	Status	Country	Filing Date	Application No.	Registration Date	Registration No.	HPBB Docket No.
PERFECTLY PERSONAL	Registered - (G)	Australia - (AU)	12/04/2014	1662547	04/20/2015	1662547	60248-0178
PERFECTLY PERSONAL	Registered - (G)	New Zealand - (NZ)	12/04/2014	1010189	09/29/2015	1010189	60248-0179
PHOTOCCINO	Registered - (G)	Community Trademark - (EM)	11/13/2012	11341427	11/13/2012	11341427	60248-0116
PHOTOCCINO	Registered - (G)	Israel - (IL)	11/14/2012	250908	11/14/2012	250908	60248-0117
PHOTOCCINO	Registered - (G)	United States - (US)	06/22/2012	85/658,926	02/12/2013	4,288,825	60248-0083
PHOTOWORKS	Registered - (G)	United States - (US)	07/22/1994	74/553,623	11/26/1996	2,018,625	60248-0048
PHOTOWORKS	Registered - (G)	United States - (US)	03/17/2000	76/003,344	03/11/2003	2,696,201	60248-0050
PICTURE MORE	Registered - (G)	United States - (US)	10/29/2009	77/860,523	11/23/2010	3,878,771	60248-0012
POSTCARDS BY SHUTTERFLY	Registered - (G)	United States - (US)	11/4/2004	78/511311	4/11/2006	3080812
PrintFix by Shutterfly	Filed - (F)	United States - (US)	04/22/2016	87011451			60248-0197
SEND SOMETHING SPECTACULAR	Registered - (G)	United States - (US)	06/24/2014	86/318,701	04/14/2015	4,721,652	60248-0172
SHUTTERFLY	Registered - (G)	Mexico - (MX)	02/07/2000	409587	02/07/2000	784928	60248-0078
SHUTTERFLY	Registered - (G)	Community Trademark - (EM)	02/01/2000	1485234	02/01/2000	1485234	60248-0079
SHUTTERFLY	Registered - (G)	New Zealand - (NZ)	08/10/1999	607492	08/10/1999	607492	60248-0080
SHUTTERFLY	Registered - (G)	Japan - (JP)	02/09/2000	2000-010085	04/20/2001	4469311	60248-0069
SHUTTERFLY	Registered - (G)	United States - (US)	08/10/1999	75/772,855	12/18/2001	2,520,840	60248-0029
SHUTTERFLY	Registered - (G)	Canada - (CA)	02/01/2000	1044596	01/08/2003	TMA573,175	60248-0030
SHUTTERFLY	Registered - (G)	Australia - (AU)	02/02/2000	822570	02/02/2000	822570	60248-0032
SHUTTERFLY	Registered - (G)	United States - (US)	03/07/2007	77/124,316	03/18/2008	3,397,397	60248-0016
SHUTTERFLY	Registered - (G)	China P.R. - (CN)	01/22/2007	6124322	07/14/2013	6124322	60248-0034
SHUTTERFLY	Registered - (G)	China P.R. - (CN)	01/22/2007	6124321	11/28/2013	6124321	60248-0035
SHUTTERFLY	Registered - (G)	China P.R. - (CN)	06/22/2007	6124629	01/28/2010	6124629	60248-0036
SHUTTERFLY	Registered - (G)	China P.R. - (CN)	06/22/2007	6124630	01/28/2010	6124630	60248-0037
SHUTTERFLY	Registered - (G)	China P.R. - (CN)	06/22/2007	6124319	05/21/2010	6124319	60248-0038
SHUTTERFLY	Registered - (G)	United States - (US)	01/18/2001	76/195,905	08/06/2002	2,604,030	60248-0026
SHUTTERFLY	Registered - (G)	China P.R. - (CN)	06/22/2007	6124320	05/21/2010	6124320	60248-0040
SHUTTERFLY	Registered - (G)	China P.R. - (CN)	02/12/2000	1607632	07/21/2001	1607632	60248-0041
SHUTTERFLY	Registered - (G)	United States - (US)	07/11/2014	86/335,084	04/28/2015	4,729,266	60248-0173

Mark	Status	Country	Filing Date	Application No.	Registration Date	Registration No.	HPBB Docket No.
SHUTTERFLY & Design	Registered - (G)	United States - (US)	03/01/2012	85/557,433	04/09/2013	4,315,856	60248-0072
SHUTTERFLY COLLECTIONS	Registered - (G)	United States - (US)	7/11/2005	78/667870	10/17/2006	3,157,179
SHUTTERFLY EXPRESS	Registered - (G)	United States - (US)	06/16/2003	76/526,682	07/20/2004	2,864,567	60248-0024
SHUTTERFLY	Registered - (G)	Community Trademark - (EM)	12/17/2014	13577812	05/06/2015	13577812	60248-0181
SHUTTERFLY	Registered - (G)	Australia - (AU)	12/17/2014	1665030	04/23/2015	1665030	60248-0182
SHUTTERFLY	Registered - (G)	New Zealand - (NZ)	07/11/2014	1011105	06/18/2015	1011105	60248-0183
SHUTTERFLY	Filed - (F)	Canada - (CA)	12/17/2014	1707680			60248-0180
SHUTTERFLY.COM	Registered - (G)	China P.R. - (CN)	02/12/2000	1631758	09/07/2001	1631758	60248-0045
SHUTTERFLY.COM	Registered - (G)	Australia - (AU)	02/02/2000	822571	02/02/2000	822571	60248-0033
SIMPLE PATH	Registered - (G)	United States - (US)	06/11/2012	85/648,998	04/02/2013	4,312,112	60248-0077
SIMPLE PATH	Registered - (G)	Community Trademark - (EM)	09/20/2012	11203288	09/20/2012	11203288	60248-0106
Small Talk. Big Day.	Registered - (G)	United States - (US)	02/10/2015	86/530,509	05/03/2016	4952609	60248-0184
SMART AUTOFILL	Registered - (G)	United States - (US)	01/05/2011	85/211,395	11/20/2012	4,246,550	60248-0039
STORYBOARD	Registered - (G)	United States - (US)	10/31/2011	85/460,947	01/15/2013	4,274,218	60248-0071
TELL YOUR STORY	Registered - (G)	Community Trademark - (EM)	11/20/2012	11358157	11/20/2012	11358157	60248-0118
TELL YOUR STORY	Registered - (G)	United States - (US)	08/24/2012	85/711,994	01/15/2013	4,275,927	60248-0103
TELL YOUR STORY	Registered - (G)	United States - (US)	03/29/2005	78/597,254	10/31/2006	3,164,706	60248-0022
THIS LIFE	Registered - (G)	Community Trademark - (EM)	12/22/2010	9621021	12/22/2010	9621021	60248-0156
THIS LIFE	Registered - (G)	Japan - (JP)	01/11/2011	2011-001116	02/24/2012	5473580	60248-0157
ThisLife	Registered - (G)	Australia - (AU)	05/27/2013	1559457	05/27/2013	1559457	60248-0155
THISLIFE	Registered - (G)	Canada - (CA)	01/10/2011	1510627	12/04/2012	TMA837,662	60248-0123
ThisLife	Registered - (G)	New Zealand - (NZ)	05/27/2013	978054	05/27/2013	978054	60248-0154
THISLIFE	Registered - (G)	United States - (US)	07/14/2010	85/084,976	10/09/2012	4,222,371	60248-0122
TINY PRINTS	Registered - (G)	United States - (US)	09/19/2007	77/283,346	06/02/2009	3,629,373	60248-0056
TINY PRINTS	Registered - (G)	Australia - (AU)	05/26/2011	1427255	05/26/2011	1427255	60248-0062
TINY PRINTS	Registered - (G)	Community Trademark - (EM)	03/13/2008	6750343	03/13/2008	006750343	60248-0066
TINY PRINTS	Registered - (G)	Canada - (CA)	05/26/2011	1529272	12/14/2012	TMA838,458	60248-0063
TINY PRINTS	Registered - (G)	New Zealand - (NZ)	05/26/2011	842702	05/26/2011	842702	60248-0064

Mark	Status	Country	Filing Date	Application No.	Registration Date	Registration No.	HPBB Docket No.
TP DESIGN	Filed - (F)	Canada - (CA)	08/31/2015	1744084			60248-0189
TP DESIGN	Registered - (G)	United States - (US)	05/11/2015	86625920	03/08/2016	4915300	60248-0185
TP DESIGN	Registered - (G)	Community Trademark - (EM)	08/20/2015	14496475	01/11/2016	14496475	60248-0186
TP DESIGN	Registered - (G)	Australia - (AU)	08/19/2015	1715459	12/16/2015	1715459	60248-0187
TP DESIGN	Registered - (G)	New Zealand - (NZ)	05/11/2015	1025959	02/23/2016	1025959	60248-0188
TREAT	Registered - (G)	Community Trademark - (EM)	05/10/2013	11807146	05/10/2013	11807146	60248-0152
TREAT	Registered - (G)	United States - (US)	11/04/2011	85/465,075	12/31/2013	4,459,573	60248-0070
VIVIDPICS	Registered - (G)	United States - (US)	03/13/2000	75/943,279	02/19/2002	2,541,483	60248-0027
VIVIDPICS	Registered - (G)	Brazil - (BR)	09/12/2000	823144585	06/12/2007	823144585	60248-0082
VIVIDPICS	Registered - (G)	Mexico - (MX)	09/12/2000	447164	03/27/2001	690986	60248-0031
WEDDING DIVAS	Registered - (G)	Australia - (AU)	07/12/2013	1568516	07/12/2013	1568516	60248-0158
WEDDING DIVAS	Registered - (G)	Community Trademark - (EM)	07/16/2013	11985983	07/16/2013	11985983	60248-0159
WEDDING DIVAS	Registered - (G)	New Zealand - (NZ)	02/07/2013	980845	02/07/2013	980845	60248-0160
WEDDING*PAPER DIVAS	Registered - (G)	Canada - (CA)	07/11/2011	1535083	07/19/2013	TMA855,688	60248-0068
WEDDING*PAPER DIVAS	Registered - (G)	United States - (US)	04/26/2011	85/305,280	07/10/2012	4,170,186	60248-0057
WEDDING*PAPER DIVAS	Registered - (G)	Community Trademark - (EM)	03/16/2009	8157851	03/16/2009	008157851	60248-0067

Schedule IV to
the Guarantee and
Collateral Agreement
COMMERCIAL TORT CLAIMS
The Borrower does not have any pending commercial tort claims as of the Restatement Effective Date.

SUPPLEMENT NO. __ dated as of [  ] (this “Supplement”), to the Guarantee and Collateral Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (the “Collateral Agreement”), among SHUTTERFLY, INC., a Delaware corporation (the “Borrower”), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Borrower are referred to collectively herein as the “Grantors”) and JPMORGAN CHASE BANK, N.A., a national banking association (“JPMCB”), as Administrative Agent (in such capacity, the “Administrative Agent”).
A. Reference is made to the Credit Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and JPMCB, as Administrative Agent.
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement.
C. The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Section 7.13 of the Collateral Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Loan Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Loan Party under the Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 7.13 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Loan Party, Grantor and Guarantor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party, Grantor and Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Loan Party, Grantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Guarantor” or “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary and (c) set forth on Schedule III attached hereto is a true and correct schedule of Intellectual Property consisting of Copyrights, Patents and Trademarks of the New Subsidiary.
SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.
SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.
IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name Of New Subsidiary],
by

Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive office:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
by

Name:
Title:

NEW SUBSIDIARY INFORMATION

Name             Jurisdiction of Formation         Chief Executive Office

PLEDGED SECURITIES

Equity Interests

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

Debt Securities

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERY

[FORM OF]
PERFECTION CERTIFICATE
Reference is made to the Credit Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Shutterfly, Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.
The undersigned, a Responsible Officer of the Borrower, hereby certifies to the Administrative Agent and each other Secured Party on behalf of the Loan Parties (as defined below) as follows:
1.  Legal Names.
(a) Set forth on Schedule 1 is (i) the exact legal name of the Borrower and each Designated Subsidiary (collectively, the “Loan Parties”), as such name appears in its certificate of organization, and (ii) each other legal name such Loan Party has had in the past five years, including the date of the relevant name change.
(b) Except as set forth on Schedule 1, no Loan Party has changed its identity or corporate structure in any manner within the past five years. Changes in identity or corporate structure include mergers, consolidations and acquisitions, as well as any change in form or jurisdiction of organization. With respect to any such change that has occurred within the past five years, Schedules 1, 2A and 2B set forth the information required by Sections 1 and 2 of this Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition.
2.  Jurisdictions and Locations.
(a) Set forth on Schedule 2A is (i) the jurisdiction of organization and the form of organization of each Loan Party, (ii) the organizational identification number, if any, assigned to such Loan Party by such jurisdiction and the federal taxpayer identification number, if any, of such Loan Party and (iii) the address (including the county) of the chief executive office of such Loan Party.
(b) Set forth on Schedule 2B are, with respect to each Loan Party, (i) all locations where such Loan Party maintains any books or records relating to any Accounts, (ii) all locations where such Loan Party maintains a place of business or any Collateral not otherwise identified on any Schedule herein and (iii) the name and address of any Person other than a Loan Party that has possession of any Collateral (including any books or records relating thereto and any computers and equipment containing such books and records), indicating whether such Person holds such Collateral subject to a Lien (including warehousemen’s, mechanics’ and other statutory liens).
3.  Unusual Transactions.
All Accounts have been originated by the Loan Parties and all Inventory has been acquired by the Loan Parties in the ordinary course of business.
4.  File Search Reports.
File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Loan Party in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.
5.  UCC Filings.
UCC financing statements have been prepared for filing in the proper UCC filing office in the jurisdiction in which each Loan Party is located and, to the extent any of the Collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Loan Party in Section 2 above. Set forth on Schedule 5 is a complete and correct list of each such filing and the UCC filing office or county recorder’s office in which such filing is to be made.
6.  Stock Ownership and other Equity Interests.
Attached hereto as Schedule 6 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of the Borrower and each Subsidiary and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 6 is each equity investment of the Borrower or any Subsidiary that represents 50% or more of the equity of the entity in which such investment was made.
7.  Debt Instruments.
Attached hereto as Schedule 7 is a true and correct list of all promissory notes and other evidence of indebtedness held by the Borrower and each Subsidiary that are required to be pledged under the Guarantee and Collateral Agreement, specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof. Schedule 7 includes all intercompany notes.
8.  Advances.
Attached hereto as Schedule 8 is (a) a true and correct list of all advances made by the Borrower to any Subsidiary of the Borrower or made by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower (other than those identified on Schedule 7), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Administrative Agent under the Collateral and Guarantee Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Borrower or any Subsidiary of the Borrower.

9.  Mortgage Filings.
Attached hereto as Schedule 9 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.
10.  Intellectual Property.
Attached hereto as Schedule 10A in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Loan Party’s Patents and Patent Applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each Patent and Patent Application owned by any Loan Party.
Attached hereto as Schedule 10B in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Loan Party’s Trademarks and Trademark Applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each Trademark and Trademark application owned by any Loan Party.
Attached hereto as Schedule 10C in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Loan Party’s Copyrights (including the name of the registered owner, title and the registration number) and Copyright Applications (including the name of the registered owner and title) of each Copyright or Copyright Application owned by any Loan Party.
11.  Commercial Tort Claims.
Attached hereto as Schedule 11 is a true and correct list of commercial tort claims in excess of $500,000 held by any Loan Party, including a brief description thereof.
12.  Deposit Accounts.

Attached hereto as Schedule 12 is a true and correct list of deposit accounts maintained by each Loan Party, including the name and address of the depositary institution, the type of account and the account number.
13.  Securities Accounts.
Attached hereto as Schedule 13 is a true and correct list of securities accounts maintained by each Loan Party, including the name and address of the intermediary institution, the type of account and the account number.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this 10th day of June, 2016.
SHUTTERFLY, INC.,
by

Name:
Title:

Schedule 1
Legal Names

Loan Party’s Exact Legal Name	Other Legal Names (including date of change)

Schedule 2A
Jurisdictions and Locations

Loan Party	Jurisdiction of Organization	Form of Organization	Organizational Identification Number (if any)	Federal Taxpayer Identification Number (if any)	Chief Executive Office Address (including county)

Schedule 2B
Other Addresses

Loan Party	Locations where Books or Records Relating to Accounts Receivable are Maintained (including county)	Other Locations where a Place of Business or any Collateral is Maintained (including county)[1]	Name and Address of Other Persons that have possession of any Collateral (including county)[2]

1 Indicate locations where chattel paper is kept with an asterisk (“*”).
2 Indicate each Person that holds any Lien (including warehousemen’s, mechanics’ and other statutory liens) on any Collateral in its possession with a double asterisk (“**”).

Schedule 5
UCC Filings

Loan Party[/Mortgaged Property]	UCC Filing Office[/County Recorder’s Office]

Schedule 6
Equity Interests

Loan Party	Issuer	Certificate Number	Number of Equity Interests	Percentage of Ownership

Schedule 7
Debt Instruments

Loan Party	Creditor	Debtor	Type	Amount

Schedule 8
Advances and Intercompany Transfers

Schedule 9
Mortgaged Property

I.	Owned Real Property

Loan Party	Name of Owner	Name of Record Owner (if different)	Address	County Recorder’s Office	Fair Market Value

II.	Leased Real Property

Loan Party	Name of Lessor	Name of Record Owner (if different)	Address	County Recorder’s Office	Fair Market Value

Schedule 10A
Patents and Patent Applications

Schedule 10B
Trademarks and Trademark Applications

Schedule 10C
Copyrights and Copyright Applications

Schedule 11
Commercial Tort Claims

Loan Party/Plaintiff	Defendant	Description

Schedule 12
Deposit Accounts

Loan Party	Depositary Institution (including address)	Type of Account	Account Number

Schedule 13
Securities Accounts

Loan Party	Financial Institution (including address)	Type of Account	Account Number

[FORM OF] PATENT SECURITY AGREEMENT, dated as of [        ], among SHUTTERFLY, INC. (the “Borrower”), the subsidiaries of the Borrower listed on Schedule I hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).
Reference is made to the Guarantee and Collateral Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrower, the Subsidiary Loan Parties party thereto and the Administrative Agent. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Loan Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Section 1.01(b) of the Security Agreement also apply to this Agreement.
SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor, pursuant to the Security Agreement, did and hereby does grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):
(a)all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule II (the “Patents”), and all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SHUTTERFLY, INC.
by

Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,
by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:

Schedule I

Subsidiary Loan Parties

Schedule II
I. Patents

Registered Owner	Type	Registration Number	Expiration Date

II. Patent Applications

Registered Owner	Type	Registration Number	Date Filed

III. Patent Licenses

Licensee	Licensor	Type	Registration Number	Expiration Date

[FORM OF] TRADEMARK SECURITY AGREEMENT, dated as of [          ], among SHUTTERFLY, INC. (the “Borrower”), the subsidiaries of the Borrower listed on Schedule I hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).
Reference is made to the Guarantee and Collateral Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrower, the Subsidiary Loan Parties party thereto and the Administrative Agent. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Loan Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Section 1.01(b) of the Security Agreement also apply to this Agreement.
SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor, pursuant to the Security Agreement, did and hereby does grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):
(a)all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule II (the “Trademarks”);

(b)all goodwill associated with or symbolized by the Trademarks; and
(c)all assets, rights and interests that uniquely reflect or embody the Trademarks.
SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SHUTTERFLY, INC.,
by

Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,
by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:

Schedule I

Subsidary Loan Parties

Schedule II
I. Trademarks

Registered Owner	Mark	Registration Number	Expiration Date

II. Trademark Applications

Registered Owner	Mark	Registration Number	Date Filed

III. Trademark Licenses

Licensee	Licensor	Mark	Registration Number	Expiration Date

[FORM OF] COPYRIGHT SECURITY AGREEMENT, dated as of [         ], among SHUTTERFLY, INC. (the “Borrower”), the subsidiaries of the Borrower listed on Schedule I hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).
Reference is made to the Guarantee and Collateral Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrower, the Subsidiary Loan Parties party thereto and the Administrative Agent. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Loan Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement. The rules of construction specified in Section 1.01(b) of the Security Agreement also apply to this Agreement.
SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Security Agreement, did and hereby does grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):
(a)all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II (the “Copyrights”).
SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement.

Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SHUTTERFLY, INC.,
by

Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,
by

Name:
Title:

JPMORGAN CHASE BANK, as Administrative Agent,
by

Name:
Title:

Schedule I

Subsidiary Loan Parties

Schedule II
I. Copyrights

Registered Owner	Title	Registration Number	Expiration Date

II. Copyright Applications

Registered Owner	Title	Registration Number	Date Filed

III. Copyright Licenses

Licensee	Licensor	Title	Registration Number	Expiration Date

EXHIBIT D

[FORM OF]
COMPLIANCE CERTIFICATE
[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of the Borrower under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

Reference is made to the Credit Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Shutterfly, Inc. (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement
The undersigned hereby certifies, in his capacity as a [ ] of the Borrower and not in a personal capacity, as follows:
1. I am a Financial Officer of the Borrower.
2. [[Attached as Schedule I hereto are] [The Borrower has delivered to the Administrative Agent as provided in the Credit Agreement] the consolidated financial statements required to be delivered under Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [ ], setting forth in each case in comparative form the figures for the prior fiscal year, together with an audit opinion thereon of [PricewaterhouseCoopers LLP] required by Section 5.01(a), and a certificate of [PricewaterhouseCoopers LLP], as required by Section 5.01(d) of the Credit Agreement, stating whether it obtained knowledge during the course of its examination of such financial statements of any Default, and, in the case it shall have obtained knowledge of any Default, specifying the details thereof (which certificate may be limited to the extent required by accounting rules or guidelines)1.]
[or]

[[Attached as Schedule I hereto are] [The Borrower has delivered to the Administrative Agent as provided in the Credit Agreement] the consolidated financial statements required to be delivered under Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter
________________________
1 The certificate of [PricewaterhouseCoopers LLP] shall not be required to be delivered if the Borrower has used commercially reasonable efforts to cause such certificate to be delivered by such accounting firm and such accounting firm has informed the Borrower that it is not able or willing to provide such certificate.

ended [ ] and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes.]
3. All notices required under Sections 5.03 and 5.04 of the Credit Agreement have been provided.

4. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and the Subsidiaries during the accounting period covered by the attached financial statements. The foregoing examination did not disclose, and I have no knowledge of, (a) the existence of any condition or event that constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, specifying the details thereof and any action taken or proposed to be taken with respect thereto, or (b) any change in GAAP or in the application thereof since the date of the consolidated balance sheet most recently theretofore delivered pursuant to Section 5.01(a) or 5.01(b) of the Credit Agreement (or prior to the first such delivery, referred to in Section 3.04 of the Credit Agreement), that has had, or could have, a significant effect on the calculations of the Fixed Charge Coverage Ratio or the Leverage Ratio, except as set forth in a separate attachment, if any, to this Certificate, specifying the nature of such change and the effect thereof on such calculations.
5. The financial covenant computations and other information set forth on Annex A hereto are true and accurate on and as of the date of this Certificate.
The foregoing certifications are made and delivered on [ ], pursuant to Section 5.01(c) of the Credit Agreement.

SHUTTERFLY, INC.,

By: ______________________________
Name:
Title:

ANNEX A TO
COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].
Leverage Ratio
Consolidated Total Indebtedness=    [          ]
Consolidated EBITDA=        [          ]
Actual Ratio=        [          ] to 1.0
Supporting detail showing the calculation of Consolidated Total Indebtedness is attached hereto as Schedule 1. Supporting detail showing the calculation of Consolidated EBITDA is attached hereto as Schedule 2.

Fixed Charge Coverage Ratio
Consolidated EBITDA=        [          ]
Consolidated Fixed Charges    =    [          ]
Actual Ratio=        [          ] to 1.00
Supporting detail showing the calculation of Consolidated Fixed Charges is attached hereto as Schedule 3.

EXHIBIT E

[FORM OF]
INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.
as Administrative Agent
Loan and Agency Services Group
10 South Dearborn
Chicago, IL 60603
Attention: [ ]
Fax: [ ]

Copy to:

JPMorgan Chase Bank, N.A.
as Administrative Agent
277 Park Avenue, Floor 23
New York, NY 10172
Attention: [ ]
Fax: [ ]
[Date]
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), Shutterfly, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement. This notice constitutes an Interest Election Request and the Borrower hereby gives you notice, pursuant to Section 2.07 of the Credit Agreement, that it requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing and each resulting Borrowing:

1.    Borrowing to which this request applies:    _______________________________
        Principal Amount:    _______________________________
        Type:    _______________________________
        Interest Period1:    _______________________________
________________________
1 In the case of a Eurocurrency Borrowing, specify the last day of the current Interest Period therefor.

2.    Effective date of this election2:    _______________________________
3.    Resulting Borrowing[s]3
        Principal Amount4:    _______________________________
        Type5    _______________________________
        Interest Period6    _______________________________

Very truly yours,

SHUTTERFLY, INC.,
By:

Name:
Title:

2 Must be a Business Day.
3 If different options are being elected with respect to different portions of the Borrowing, provide the information required by this item 3 for each resulting Borrowing. Each resulting Borrowings shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Class and Type in Section 2.02(c) of the Credit Agreement.
4 Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 1 above.
5 Specify whether the resulting Borrowing is to be a ABR Borrowing or a Eurocurrency Borrowing.
6 Applicable only if the resulting Borrowing is to be a Eurocurrency Borrowing. Shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months (or, if agreed to by each Lender, any number of months not more than twelve months). Cannot extend beyond the Maturity Date.

EXHIBIT F

[FORM OF]
PERFECTION CERTIFICATE
Reference is made to the Credit Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Shutterfly, Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.
The undersigned, a Responsible Officer of the Borrower, hereby certifies to the Administrative Agent and each other Secured Party on behalf of the Loan Parties as follows:
1.  Legal Names.
(a) Set forth on Schedule 1 is (i) the exact legal name of each Loan Party, as such name appears in its certificate of organization, and (ii) each other legal name such Loan Party has had in the past five years, including the date of the relevant name change.
(b) Except as set forth on Schedule 1, no Loan Party has changed its identity or corporate structure in any manner within the past five years. Changes in identity or corporate structure include mergers, consolidations and acquisitions, as well as any change in form or jurisdiction of organization. With respect to any such change that has occurred within the past five years, Schedules 1, 2A and 2B set forth the information required by Sections 1 and 2 of this Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition.
2.  Jurisdictions and Locations.
(a) Set forth on Schedule 2A is (i) the jurisdiction of organization and the form of organization of each Loan Party, (ii) the organizational identification number, if any, assigned to such Loan Party by such jurisdiction and the federal taxpayer identification number, if any, of such Loan Party and (iii) the address (including the county) of the chief executive office of such Loan Party.
(b) Set forth on Schedule 2B are, with respect to each Loan Party, (i) all locations where such Loan Party maintains any books or records relating to any Accounts, (ii) all locations where such Loan Party maintains a place of business or any Collateral not otherwise identified on any Schedule herein and (iii) the name and address of any Person other than a Loan Party that has possession of any Collateral (including any books or records relating thereto and any computers and equipment containing such books and records), indicating whether such Person holds such Collateral subject to a Lien (including warehousemen’s, mechanics’ and other statutory liens).
3.  Unusual Transactions.
All Accounts have been originated by the Loan Parties and all Inventory has been acquired by the Loan Parties in the ordinary course of business.
4.  File Search Reports.
File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Loan Party in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.
5.  UCC Filings.
UCC financing statements have been prepared for filing in the proper UCC filing office in the jurisdiction in which each Loan Party is located and, to the extent any of the Collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Loan Party in Section 2 above. Set forth on Schedule 5 is a complete and correct list of each such filing and the UCC filing office or county recorder’s office in which such filing is to be made.
6.  Stock Ownership and other Equity Interests.
Attached hereto as Schedule 6 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of the Borrower and each Subsidiary and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 6 is each equity investment of the Borrower or any Subsidiary that represents 50% or more of the equity of the entity in which such investment was made.
7.  Debt Instruments.
Attached hereto as Schedule 7 is a true and correct list of all promissory notes and other evidence of indebtedness held by the Borrower and each Subsidiary that are required to be pledged under the Guarantee and Collateral Agreement, specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof. Schedule 7 includes all intercompany notes.
8.  Advances.
Attached hereto as Schedule 8 is (a) a true and correct list of all advances made by the Borrower to any Subsidiary of the Borrower or made by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower (other than those identified on Schedule 7), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Administrative Agent under the Collateral and Guarantee Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Borrower or any Subsidiary of the Borrower.
9.  Mortgage Filings.
Attached hereto as Schedule 9 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.
10.  Intellectual Property.
Attached hereto as Schedule 10A in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Loan Party’s Patents and Patent Applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each Patent and Patent Application owned by any Loan Party.
Attached hereto as Schedule 10B in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Loan Party’s Trademarks and Trademark Applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each Trademark and Trademark application owned by any Loan Party.
Attached hereto as Schedule 10C in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Loan Party’s Copyrights (including the name of the registered owner, title and the registration number) and Copyright Applications (including the name of the registered owner and title) of each Copyright or Copyright Application owned by any Loan Party.
11.  Commercial Tort Claims.
Attached hereto as Schedule 11 is a true and correct list of commercial tort claims in excess of $500,000 held by any Loan Party, including a brief description thereof.
12.  Deposit Accounts.
Attached hereto as Schedule 12 is a true and correct list of deposit accounts maintained by each Loan Party, including the name and address of the depositary institution, the type of account and the account number.
13.  Securities Accounts.

Attached hereto as Schedule 13 is a true and correct list of securities accounts maintained by each Loan Party, including the name and address of the intermediary institution, the type of account and the account number.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this _____ day of June, 2016.

SHUTTERFLY, INC.,
by

Name:
Title:

Schedule 1
Legal Names

Loan Party’s Exact Legal Name	Other Legal Names (including date of change)

Schedule 2A
Jurisdictions and Locations

Loan Party	Jurisdiction of Organization	Form of Organization	Organizational Identification Number (if any)	Federal Taxpayer Identification Number (if any)	Chief Executive Office Address (including county)

Schedule 2B
Other Addresses

Loan Party	Locations where Books or Records Relating to Accounts Receivable are Maintained (including county)	Other Locations where a Place of Business or any Collateral is Maintained (including county)[1]	Name and Address of Other Persons that have possession of any Collateral (including county)[2]

1 Indicate locations where chattel paper is kept with an asterisk (“*”).
2 Indicate each Person that holds any Lien (including warehousemen’s, mechanics’ and other statutory liens) on any Collateral in its possession with a double asterisk (“**”)

Schedule 5
UCC Filings

Loan Party[/Mortgaged Property]	UCC Filing Office[/County Recorder’s Office]

Schedule 6
Equity Interests

Loan Party	Issuer	Certificate Number	Number of Equity Interests	Percentage of Ownership

Schedule 7
Debt Instruments

Loan Party	Creditor	Debtor	Type	Amount

Schedule 8
Advances and Intercompany Transfers

Schedule 9
Mortgaged Property
I.    Owned Real Property

Loan Party	Name of Owner	Name of Record Owner (if different)	Address	County Recorder’s Office	Fair Market Value

II.    Leased Real Property

Loan Party	Name of Lessor	Name of Record Owner (if different)	Address	County Recorder’s Office	Fair Market Value

Schedule 10A
Patents and Patent Applications

Schedule 10B
Trademarks and Trademark Applications

Schedule 10C
Copyrights and Copyright Applications

Schedule 11
Commercial Tort Claims

Loan Party/Plaintiff	Defendant	Description

Schedule 12
Deposit Accounts

Loan Party	Depositary Institution (including address)	Type of Account	Account Number

Schedule 13
Securities Accounts

Loan Party	Financial Institution (including address)	Type of Account	Account Number

EXHIBIT G-1

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Shutterfly, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT G-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Shutterfly, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT G-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Shutterfly, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT G-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 22, 2011, as amended as of May 10, 2013 and as amended and restated as of June 10, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Shutterfly, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]